As filed with the Securities and Exchange Commission
on January 31, 2003
Registration No. 811-9689

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM N-1A

AMENDMENT NO. 10 TO THE
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

________________________

WELLS FARGO MASTER TRUST
(formerly Wells Fargo Core Trust)
(Exact Name of Registrant as specified in Charter)
525 Market Street
San Francisco, CA 94105
(Address of Principal Executive Offices, including Zip Code)

__________________________

Registrant's Telephone Number, including Area Code: (800) 643-9691
C. David Messman
Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94105
(Name and Address of Agent for Service)

With a copy to:
Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006

EXPLANATORY NOTE

            This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to add audited financial information for the Equity Portfolios of Wells Fargo Master Trust, and to make certain other non-material changes to the Registration Statement. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

Part A

WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Small Cap Basic Value Portfolio
Small Cap Index Portfolio
Small Cap Value Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

February 1, 2003

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Wells Fargo Master Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of fifteen separate series of portfolios (each a "Portfolio" and collectively the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Small Cap Basic Value Portfolio, Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio and Tactical Maturity Bond Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees (the "Board") to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more Portfolios.

Wells Fargo Funds Management, LLC ("Funds Management" or the "Adviser") serves as the investment adviser to each of the Portfolios. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. References to the Adviser also may be considered to be references to the individual sub-advisers who have day-to-day portfolio management responsibilities for the Portfolios, as applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board. Percentages of the "Portfolio's assets" are measured as percentages of net assets plus borrowings for investment purposes.

Disciplined Growth Portfolio: The Portfolio seeks capital appreciation by investing primarily in common stocks of larger companies.

The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above-average potential for growth. The Portfolio invests in a portfolio of securities with an average market capitalization greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceed the level expected by investors. In seeking these companies, the Adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation.

The principal risk factors associated with this Portfolio are equity securities risk and market risk. See the "Related Risks" section below for a discussion of this risk and other risks of investing in this Portfolio.

Equity Income Portfolio: The Portfolio seeks long-term capital appreciation and above-average dividend income.

The Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. The Adviser emphasizes investments primarily in securities of companies with above-average dividend income. The Adviser uses various valuation measures when selecting securities for the investment portfolio, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing equity securities; and at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

The Adviser may invest in preferred stocks, convertible debt securities, and securities of foreign companies through American Depository Receipts ("ADRs") and similar investments. The Adviser will normally limit investment in a single issuer to 10% or less of total assets.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and interest rate risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Index Portfolio: The Portfolio seeks to replicate the total rate of return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index").

The Portfolio invests in substantially all of the common stocks listed on the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Adviser continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio's securities as necessary to reflect any changes to the S&P 500 Index and to maintain a 95% or better performance correlation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in a diversified portfolio of common stocks designed to replicate the holdings and weightings of the stocks comprising the S&P 500 Index. The Portfolio may invest in stock index futures and options on stock indexes as a substitute for comparable positions in the underlying securities, and in interest-rate futures contracts, options or interest-rate swaps and index swaps.

The principal risk factors associated with this Portfolio are index risk, equity securities risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

International Equity Portfolio: The Portfolio seeks total return, with an emphasis on capital appreciation over the long-term, by investing primarily in equity securities of non-U.S. companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities. The Portfolio seeks to earn total return by investing at least 80% of total assets in the common stock of companies based in developed foreign countries and emerging markets. It is expected that the securities held by the Portfolio will be traded on a stock exchange or other market in the country in which the issuer is based, but they also may be traded in other countries, including the United States. The Portfolio must invest in the securities of at least five different countries other than the United States. The Portfolio expects that its portfolio of securities will maintain an average market capitalization of $10 billion or more, although the Portfolio may invest in equity securities of issuers with market capitalizations as low as $250 million. The Portfolio may also invest in ADRs and similar investments.

The Adviser employs a bottom up, fundamental approach, that also considers relative valuation, to identify companies with above-average potential for long-term growth and total return capabilities. The Adviser examines financial data including a company's historical performance and its projected future earnings. The Adviser also considers other key criteria such as the company's local, regional or global franchise; history of effective management demonstrated by expanding revenues and earnings growth; and prudent financial and accounting policies and ability to take advantage of a changing business environment. In allocating among countries, regions and industry sectors, the Adviser considers factors such as economic growth prospects, monetary and fiscal policies, political stability, currency trends, market liquidity and investor sentiment.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Cap Appreciation Portfolio: The Portfolio seeks long-term capital appreciation by investing in stocks of larger companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser considers the 1,000 largest publicly traded companies in the U.S., screening the stocks in this universe for a series of growth and value criteria. The top 10% of the stocks in the screened universe are then subjected to an in-depth analysis of each company's current business and future prospects. In selecting portfolio holdings, the Adviser rigorously analyzes company fundamentals, such as management strength, competitive industry position, business prospects, and evidence of sustainable business momentum, including improving revenue and margin trends, cash flows and profitability.

The Adviser rescreens the universe frequently in an effort to consistently achieve a favorable balance of growth and value characteristics for the Portfolio. The Adviser considers selling stocks of companies with poor price performance relative to peers, earnings disappointment, or deteriorating business fundamentals. As a risk control measure, the allocation to a particular stock may also be reduced if its weighting in the portfolio exceeds 2% of the Portfolio's total assets.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing primarily in large, high-quality domestic companies that the Adviser believes have superior growth potential. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more. In selecting securities for the Portfolio, the Adviser seeks issuers whose stock is attractively valued with fundamental characteristics that the Adviser believes are significantly better than the market average and that support internal earnings growth capability. The Adviser may invest in the securities of companies whose growth potential the Adviser believes is generally unrecognized or misperceived by the market.

The Adviser will not invest more than 10% of the Portfolio's total assets in the securities of a single issuer. The Adviser may invest up to 20% of the Portfolio's total assets in the securities of foreign companies and may hedge against currency risk by using foreign currency forward contracts.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Managed Fixed-Income Portfolio: The Adviser seeks consistent fixed-income returns by investing at least 80% of the Portfolio's assets, under normal circumstances, in fixed-income securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities ("U.S. Government obligations"), and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration and employs lower risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of total assets and its investment in other asset-backed securities to not more than 25% of total assets. In addition, the Portfolio may not invest more than 30% of total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio normally will have a dollar-weighted average maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Adviser also may invest up to 10% of the Portfolio's total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; in loan or security participations; in securities of supranational organizations; and in municipal securities.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Basic Value Portfolio: The Portfolio seeks long-term capital appreciation by investing principally in common stocks of smaller companies. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently.

In making investment decisions for the Portfolio, the Adviser assesses a company's "enterprise value" -- its strength as an enterprise both in its industry and in its ability to contribute positively to the Portfolio's performance -- by applying a fundamentals-driven, value-oriented analysis. The Adviser analyzes quantitative criteria such as operating profit levels, return on capital, and forecasted free cash flow, as well as qualitative criteria such as competitive strengths and weaknesses, long-term outlook for a company's industry, and an assessment of the company's management team. Based on this analysis, the Adviser invests in securities that it believes are both undervalued by at least 25%, and that show tangible signs of price appreciation. The Portfolio is diversified, and will typically range from 40-80 holdings. Under normal circumstances, the Adviser expects the Portfolio to hold a maximum of 5% of total assets in any single issue, and a maximum of 35% of total assets in the top 10 positions. The Adviser seeks generally to maintain lower portfolio turnover, but employs a strict sell discipline to limit losses in the Portfolio. The Adviser may sell all or part of a Portfolio holding that meets or exceeds certain quantitative thresholds established by the Adviser for negative performance impact on the Portfolio. A position may also be sold if a security meets its price target as established by the Adviser, or experiences negative changes in its fundamentals. There is no guarantee that lower portfolio turnover rates will be achieved.

The Portfolio may invest up to 5% of total assets in U.S. dollar-denominated foreign securities, but will typically be 100% invested in the securities of U.S.-domiciled corporations. The Portfolio may also invest in IPOs, although the Adviser anticipates that such investments will occur rarely.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and small company risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Index Portfolio: The Portfolio seeks to replicate the total return of the Standard & Poor's Small Cap 600 Composite Stock Price Index ("S&P 600 Small Cap Index") with minimum tracking error and to minimize transaction costs. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities representing the capitalization-weighted market value and composition of the S&P 600 Small Cap Index. The Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk, and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Value Portfolio: The Portfolio seeks capital appreciation by investing in common stocks of smaller companies. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which we define as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently.

The Adviser seeks higher growth rates and greater long-term returns by investing primarily in the common stock of smaller companies that the Adviser believes to be undervalued and likely to report a level of corporate earnings exceeding the level expected by investors. The Adviser values companies based upon both the price-to-earnings ratio of the company and a comparison of the public market value of the company to a proprietary model that values the company in the private market. In seeking companies that will report a level of earnings exceeding that expected by investors, the Adviser uses both quantitative and fundamental analysis. Among other factors, the Adviser considers changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and the fundamental business outlook for the company.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing in smaller domestic companies.

The Portfolio invests primarily in the common stock of small domestic companies that are either growing rapidly or completing a period of significant change. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which we define as securities of companies with market capitalizations of $3 billion or lower.

In selecting securities for the Portfolio, the Adviser seeks to identify companies that either are rapidly growing (usually with relatively short operating histories) or emerging from a period of dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or other measures taken to narrow the gap between share price and takeover/asset value.

The Portfolio may invest up to 10% of total assets in securities of foreign companies through ADRs and similar investments. The Portfolio will not invest more than 10% of total assets in the securities of a single issuer, or more than 20% of its total assets in the securities of companies considered to be mid-capitalization.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, small company investment risk, foreign investment risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Value Portfolio: The Portfolio seeks long-term capital appreciation. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Stable Income Portfolio: The Portfolio seeks to maintain stability of principal while providing low volatility total return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar-denominated fixed-income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government obligations and the debt securities of financial institutions, corporations, and other entities. Under normal circumstances, the Portfolio will limit its investment: (i) in mortgage-backed securities to not more than 65% of total assets; (ii) in asset-backed securities, other than mortgage-backed securities, to not more than 25% of total assets; (iii) in mortgage-backed securities that are not U.S. Government obligations to not more than 25% of total assets; and (iv) in U.S. Government obligations to not more than 50% of total assets.

The Portfolio may not invest more than 30% of total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury, and may not invest more than 10% of total assets in the securities of any other issuer.

The Portfolio only purchases investment-grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 12 years and seeks to maintain a dollar-weighted average portfolio maturity between 1 and 5 years.

The Portfolio may use options, swap agreements, interest-rate caps, floors, collars, and futures contracts to manage risk. The Portfolio also may use options to enhance return.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Strategic Value Bond Portfolio: The Portfolio seeks total return by investing at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio invests in a broad range of fixed-income instruments in order to create a strategically diversified portfolio of fixed-income investments. These investments include corporate bonds, mortgage- and other asset-backed securities, U.S. Government obligations, preferred stock, convertible bonds and foreign bonds.

The Adviser focuses on relative value as opposed to predicting the direction of interest rates. In general, the Portfolio seeks higher current income instruments, such as corporate bonds and mortgage- and other asset-backed securities, in order to enhance returns. The Adviser believes that this exposure enhances performance in varying economic and interest-rate cycles and avoids excessive risk concentrations. The Adviser's investment process involves rigorous evaluation of each security, including identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest-rate environments. The Adviser uses this process to seek to identify securities which represent the best relative economic value. The Adviser then evaluates the results of the investment process against the Portfolio's objective and purchases those securities that are consistent with the Portfolio's investment objective.

The Portfolio particularly seeks strategic diversification. The Portfolio will not invest more than 75% of total assets in corporate bonds, 65% of total assets in mortgage-backed securities, and 50% of total assets in asset-backed securities, other than mortgage-backed securities. The Portfolio may invest in U.S. Government obligations without restriction.

The Portfolio will invest 65% of total assets in fixed-income securities rated, at the time of purchase, within the three highest rating categories by at least one nationally recognized statistical ratings organization ("NRSRO"), or which are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 20% of total assets in non-investment-grade securities. The dollar weighted average maturity of the Portfolio will vary between 5 and 15 years. The Portfolio's duration normally will vary between 3 and 8 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and is an indication of the security's sensitivity to a change in interest rates. The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio also may use options to enhance returns.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest-rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Tactical Maturity Bond Portfolio: The Portfolio seeks to produce positive total return each calendar year regardless of general bond market performance. The Portfolio invests at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 25 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Adviser's forecast of interest rates. During periods of falling prices (generally, increasing interest-rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The dollar-weighted average maturity of the Portfolio will vary between 1 and 30 years.

Under normal circumstances, the Adviser invests at least 50% of total assets in U.S. Government obligations, including U.S. Treasury securities. The Adviser only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by a NRSRO or that are unrated and determined by the Adviser to be of comparable quality. The Adviser may invest up to 25% of total assets in securities rated, at the time of purchase, in the second highest long-term rating category assigned by a NRSRO. The Adviser does not invest more than 50% of the Portfolio's total assets in securities with variable or floating rates of interest, nor more than 25% of the Portfolio's total assets in asset-backed securities.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest-rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

RELATED RISKS

While investing in equity securities and fixed-income securities can bring added benefits, it also may involve additional risks. Investors could lose money on their investment in the Portfolios, or the Portfolios may not perform as well as other investments. The Portfolios have the following general risks:

- Unlike bank deposits, such as CDs or savings accounts, mutual funds are not insured by the FDIC.

- We cannot guarantee that a Portfolio will meet its investment objective.

- We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not "make good" on any investment loss you may suffer, nor can anyone we contract with to provide services, such as investment advisers, offer or promise to make good on any such losses.

- Share prices―and therefore the value of your investment―will increase and decrease with changes in the value of underlying securities and other investments. This is referred to as price volatility.

- An investment in a single Portfolio, by itself, does not constitute a complete investment plan.

- The Portfolios that invest in smaller companies, foreign companies (including investments made through ADRs and similar investments), and in emerging markets are subject to additional risks, including less liquidity and greater price volatility. A Portfolio's investment in foreign and emerging markets also may be subject to special risks associated with international trade, including currency, foreign investment, liquidity and regulatory risk.

- Certain Portfolios also may use various derivative instruments, such as options or futures contracts. The term "derivatives" covers a broad range of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest-rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

- The Portfolios may temporarily hold assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, either to maintain liquidity or for short-term defensive purposes when believed to be in the best interests of the Interestholders. A Portfolio may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Portfolios' pursuit of their objectives over the long term.

- Certain Portfolios may invest a portion of their assets in U.S. Government obligations, such as securities issued or guaranteed by the Government National Mortgage Association ("GNMAs"), the Federal National Mortgage Association ("FNMAs") and the Federal Home Loan Mortgage Corporation ("FHLMCs"). Some of these obligations are mortgage-backed securities representing partial ownership of a pool of residential mortgage loans. Mortgage-backed securities are subject to prepayment and extension risk, which can alter the duration of the securities and also reduce the rate of return on the portfolio. Collateralized mortgage obligations ("CMOs") are securities collateralized by portfolios of mortgage pass-through securities and have many of the same risks discussed above. CMOs are structured into multiple classes, and are paid according to class maturity, shortest maturities paid first. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of U.S. Government obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Government, and the U.S. Government's guarantee does not extend to the Portfolios themselves.

- The market value of lower-rated debt securities and unrated securities of comparable quality tends to reflect individual developments affecting the issuer to a greater extent than the market value of higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. These lower-rated debt securities are considered by the rating agencies, on balance, to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. These securities generally involve more credit risk than securities in higher-rating categories. Even securities rated in the lowest category of investment-grade securities, "BBB" by S&P or "Baa" by Moody's ratings, possess some speculative characteristics.

What follows is a general list of the types of risks (some of which are described previously) that may apply to the Portfolios and a table showing some of the additional investment practices that the Portfolios may use and the risks associated with them. Additional information about these practices is available in the Statement of Additional Information.

Counter-Party Risk - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation.

Credit Risk - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

Currency Risk - The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

Emerging Market Risk - The additional risks associated with emerging markets including that they may be more sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

Equity Securities Risk - The risk that stock prices will fluctuate and can decline and reduce the value of a Portfolio's portfolio. Certain types of stocks and certain individual stocks selected for a Portfolio's portfolio may underperform or decline in value more than the overall market. Growth style stocks are selected in part based on their prospects for future earnings, which may not be realized. There is no guarantee that stocks selected as "undervalued" using a value style approach will perform as expected.

Foreign Investment Risk - The additional risks associated with foreign investments, including that they may be subject to potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile. Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Direct investment in foreign securities involves exposure to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks.

Index Risk - The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

Interest-Rate Risk - The risk that changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.

Leverage Risk - The risk that an investment practice, such as lending portfolio securities or engaging in forward commitment or when-issued securities transactions, may increase a Portfolio's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

Liquidity Risk - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

Market Risk - The risk that the value of a security will be reduced by market activity. This is a basic risk associated with all securities.

Prepayment/Extension Risk - The risk that prepayment rates on mortgage loans or other receivables will be higher or lower than expected, which can alter the duration of a mortgage-backed security, increase interest-rate risk, and reduce rates of return.

Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate practices that adversely affect an investment.

Small Company Investment Risk - The risk that investments in smaller companies may be more volatile and harder to sell than investments in larger companies. Smaller companies may have higher failure rates and generally have lower trading volumes than larger companies. Short-term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more dramatically in response to selling pressure.

ITEM 5: MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

A number of different entities provide services to the Portfolios. This section shows how the Portfolios are organized, lists the entities that perform different services, and explains how these service providers are compensated.

About Wells Fargo Master Trust

The Trust was organized as a Delaware statutory trust on March 10, 1999. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. At that time, the Trustees established fourteen portfolios for the Trust, each of which having a direct correlation to one corresponding CT portfolio. The Trust is currently comprised of fifteen Portfolios. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001, and the Small Cap Basic Value Portfolio commenced operations on August 30, 2002. The Board approved the change to the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002.

The Investment Adviser

Funds Management assumed investment advisory responsibilities for the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, N.A. ("Wells Fargo Bank") was created in early 2001 to succeed to the mutual fund advisory and administrative responsibilities of Wells Fargo Bank. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. For providing investment advisory services, the Adviser is entitled to receive fees as described below:

Master Trust Portfolios	Funds Management Advisory Fees
Disciplined Growth Portfolio	0.75
Equity Income Portfolio	0.75
Index Portfolio	0.15
International Equity Portfolio	1.00
Large Cap Appreciation Portfolio	0.70
Large Company Growth Portfolio	0.75
Managed Fixed Income Portfolio	0.50
Small Cap Basic Value Portfolio	0.90
Small Cap Index Portfolio	0.25
Small Cap Value Portfolio	0.90
Small Company Growth Portfolio	0.90
Small Company Value Portfolio	0.90
Stable Income Portfolio	0.50
Strategic Value Bond Portfolio	0.50
Tactical Maturity Bond Portfolio	0.50

The Sub-Advisers

Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, located at 525 Market Street, San Francisco, CA 94105, is the sub-adviser for the Equity Income, Index, International Equity, Small Cap Basic Value and Small Cap Index Portfolios. In this capacity, it is responsible for the day-to-day investment management activities of the Portfolios. Wells Capital Management provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. As of September 30, 2002, Wells Capital Management managed assets aggregating in excess of $106 billion.

Cadence Capital Management ("Cadence"), a wholly owned subsidiary of Allianz A.G., located at 265 Franklin Street, Boston, MA 02110, is the sub-adviser for the Large Cap Appreciation Portfolio. In this capacity, Cadence is responsible for the day-to-day investment management activities of the Portfolio. Cadence is a registered investment adviser that provides investment management services to pension plans, endowments, mutual funds and individual investors. As of September 30, 2002, Cadence managed approximately $4.1 billion in assets.

Galliard Capital Management, Inc. ("Galliard"), an investment adviser subsidiary of Wells Fargo Bank Minnesota, N.A., located at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55402, is the investment sub-adviser for the Managed Fixed Income, Stable Income and Strategic Value Bond Portfolios. In this capacity, it is responsible for the day-to-day investment management activities of these Portfolios. Galliard provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities. As of September 30, 2002, Galliard managed assets in excess of $12.5 billion.

Peregrine Capital Management, Inc. ("Peregrine"), a wholly owned subsidiary of Wells Fargo Bank Minnesota, N.A., located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55402, is a sub-adviser for the Large Company Growth, Small Company Growth, Small Company Value and Tactical Maturity Bond Portfolios. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans, 401(k) plans, foundations and endowments. As of September 30, 2002, Peregrine managed assets in excess of $8.6 billion.

Smith Asset Management Group, LP ("Smith Group"), located at 200 Crescent Court, Suite 850, Dallas, TX 75201, is the sub-adviser for the Disciplined Growth and the Small Cap Value Portfolios. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net-worth individuals using a disciplined equity style. As of September 30, 2002, the Smith Group managed over $600 million in assets.

The Administrator

Funds Management provides the Portfolios with administrative services, including general supervision of each Portfolio's operation, coordination of the other services provided to each Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and officers. Funds Management also furnishes office space and certain facilities to conduct each Portfolio's business. For providing these services, Funds Management is entitled to receive an annual fee of 0.15% of the average daily net assets of each Portfolio. However, the Portfolios are not charged administration fees so long as the underlying Wells Fargo Funds that invest in the Portfolios are being charged administration fees.

Placement Agent

Stephens Inc. ("Stephens" or "Placement Agent") with principal offices at 111 Center Street, Little Rock, Arkansas 72201, serves as the Placement Agent of the Trust.

The Transfer Agent

Boston Financial Data Services, Inc. ("BFDS") provides transfer agency services to the Portfolios. For providing these services, BFDS receives an annual fee, certain transaction-related fees, and is reimbursed for out-of-pocket expenses incurred on behalf of the Portfolios.

Portfolio Managers

The following persons are primarily responsible for the day-to-day management of the Portfolios, and, in certain instances, were responsible for the day-to-day management of the Portfolios' predecessors.

Disciplined Growth Portfolio - Stephen S. Smith, CFA. Mr. Smith is Principal and Chief Executive Officer of the Smith Group. Prior to 1995, Mr. Smith previously served as Senior Portfolio Manager with Nations Bank. Mr. Smith earned his BS in Industrial Engineering and his MBA from the University of Alabama.

Index Portfolio - Laurie R. White (1996) and Gregory T. Genung, CFA (2002). Ms. White joined Wells Capital Management in 1998 as Managing Director and simultaneously was a Director for Reserves Asset Management at NIM (since 1997) until Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Ms. White co-manages certain of the Wells Fargo index mutual funds, private accounts and collective trust funds. Ms. White earned her BA in Political Science from Carleton College and her MBA from the University of Minnesota. Mr. Genung co-manages certain of the Wells Fargo index mutual funds, private accounts and collective trust funds. Before joining the firm in 2001, he was a securities trader at NIM since 1994. Earlier, he worked with Piper Capital Management, where he became senior advisory account administrator, specializing in mortgage-backed derivative products. Mr. Genung earned his bachelor's degrees in finance and economics from the University of Minnesota, Duluth.

Equity Income Portfolio - David L. Roberts, CFA (1994) and Gary J. Dunn, CFA (1994). Mr. Roberts joined Well Capital Management in 1998 as the Equity Income Managing Director and simultaneously held this position at NIM until Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Mr. Roberts joined Norwest Corporation in 1972 as a Securities Analyst. He became Assistant Vice President Portfolio Manager in 1980 and was promoted to Vice President in 1982. He earned his BA in Mathematics from Carroll College. Mr. Dunn joined Wells Capital Management in 1998 as Principal for its Equity Income Team. Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Mr. Dunn formerly was the Director of Institutional Investments of NIM. He has been associated with Norwest or its affiliates as a Financial Analyst and Portfolio Manager since 1979. Mr. Dunn earned his BA in Economics from Carroll College.

International Equity Portfolio - Sabrina Yih, CFA (2001). Ms. Yih joined Wells Capital Management in 2001 from the Columbia Management Company, where she was a portfolio manager since December 1997. Over this period, her experience was focused on investing in Europe and Asia (exJapan), two of Columbia International Stock Funds' largest regions. For the eight years prior to that time, she was a portfolio manager for the International Fund for high net-worth individuals at Delphi Asset Management. Ms. Yih earned her BA in Economics from Mount Holyoke College, magna cum laude, in 1982, and her MBA from the J.L. Kellogg Graduate School of Management at Northwestern University in 1984. She is a member of the Association of Investment Management and Research (AIMR).

Large Cap Appreciation Portfolio - David B. Breed, CFA (1977), William B. Bannick, CFA and Katherine A. Burdon, CFA . Mr. Breed is the Managing Director, Chief Executive Officer, Chief Investment Officer and founding partner of Cadence. Mr. Breed has managed separate equity accounts for many institutional clients and has led the team of portfolio managers there since 1988. He earned his BA in Finance from the University of Massachusetts, and a MBA in Finance from the Wharton School of Business. Mr. Bannick joined Cadence Capital Management in 1992 where he is a Managing Director and Senior Portfolio Manager. He has 18 years of investment experience. Mr. Bannick earned his BS in Physics from the University of Massachusetts and his MBA in Finance from Boston University. Ms. Burdon joined Cadence Capital Management in 1993 where she is a Managing Director and Senior Portfolio Manager. Ms. Burdon has 19 years of investment experience. She earned her BS in Biology at Stanford University and an MS in Accounting at Northeastern University, Ms. Burdon is also a Certified Public Accountant.

Large Company Growth Portfolio - John S. Dale, CFA (1994) and Gary E. Nussbaum, CFA (1998). Mr. Dale joined Peregrine in 1988 as a Senior Vice President and has managed large company growth portfolios since 1983, currently totaling assets in excess of $3 billion. Prior to joining Peregrine, Mr. Dale had been associated with Norwest Bank and its affiliates since 1968. Mr. Dale earned his BA in Marketing from the University of Minnesota. Mr. Nussbaum joined Peregrine in 1990 as a Vice President and Portfolio Manager where he has managed large company growth portfolios, currently totaling assets in excess of $3 billion. Mr. Nussbaum earned his BA in Finance and his MBA from the University of Wisconsin.

Managed Fixed Income Portfolio - Richard Merriam, CFA (1995) and Ajay Mirza, CFA (1998). Mr. Merriam joined Galliard at the firm's inception in 1995. Currently, Mr. Merriam is a Managing Partner at Galliard. He is responsible for investment process and strategy. Prior to joining Galliard, Mr. Merriam was Chief Investment Officer for Insight Investment Management. Mr. Merriam earned his BA in Economics and English from the University of Michigan and his MBA from the University of Minnesota. Mr. Mirza joined Galliard at the firm's inception in 1995 as a Portfolio Manager and Mortgage Specialist. Prior to joining Galliard, Mr. Mirza was a research analyst at Insight Investment Management and at Lehman Brothers. Mr. Mirza earned his BE in Instrumentation from the Birla Institute of Technology (India), his MA in Economics from Tulane University, and his MBA from the University of Minnesota.

Small Cap Basic Value Portfolio - Douglas N. Pratt, CFA (2002). Mr. Pratt joined Wells Capital Management in 2002 and has managed equity portfolios since 1992. Prior to joining Wells Capital Management, Mr. Pratt was a portfolio manager at Willow Capital, LLC since 1996, where he founded and managed a long/short equity hedge fund. Mr. Pratt earned his A.B. in English Literature from Brown University, and his double MBA in finance and accounting from Columbia University.

Small Cap Index Portfolio - Laurie R. White (1998) and Gregory T. Genung, CFA (2002). For a description of Ms. White's and Mr. Genung's experience and backgrounds, see "Index Portfolio."

Small Cap Value Portfolio - Stephen S. Smith, CFA. For a description of Mr. Smith's experience and background, see "Disciplined Growth Portfolio."

Small Company Growth Portfolio - Robert B. Mersky, CFA (1994), Paul E. von Kuster, CFA (1998) and Daniel J. Hagen, CFA. Mr. Mersky is founder, President and a Portfolio Manager at Peregrine. In 1984, Mr. Mersky and five other Senior Portfolio Managers founded Peregrine. Mr. Mersky is responsible for Peregrine's Small Cap Equity style and oversees the Small Company Growth Portfolio. Mr. Mersky has actively managed small cap stocks since 1973. Prior to joining Peregrine, Mr. Mersky had been associated with Norwest Bank since 1968; and his responsibilities included Senior Research Analyst, Portfolio Manager, Director of Research and Chief Investment Officer. Mr. Mersky earned his BS in Accounting from the University of Minnesota. Mr. von Kuster joined Peregrine in 1984 as a Senior Vice President and Portfolio Manager. Mr. von Kuster has his BA in Philosophy from Princeton University. Mr. Hagen joined Peregrine in 1996 as a securities analyst on the Small Cap Equity team, and joined the portfolio management team in 2002. Prior to joining Peregrine, Mr. Hagen was a managing director and analyst at Piper Jaffrey, where he was employed since 1983. Mr. Hagen earned his BS in Finance from the University of Minnesota.

Small Company Value Portfolio - Tasso H. Coin, Jr., CFA (1995) and Douglas G. Pugh, CFA (1997). Mr. Coin joined Peregrine in 1995 as a Senior Vice President. Prior to 1995, Mr. Coin was a research officer at Lord Asset Management. Mr. Coin earned his BA in Economics from Loyola University of Chicago. Mr. Pugh joined Peregrine in 1997 as a Senior Vice President. Prior to 1997, Mr. Pugh was a Senior Equity Analyst and Portfolio Manager for Advantus Capital Management, an investment advisory firm. Mr. Pugh earned his BS in Finance and Business Administration from Drake University and his MBA from the University of Minnesota.

Stable Income Portfolio - John Huber, CFA (1998). Mr. Huber joined Galliard at the firm's inception in 1995 as a Portfolio Manager. Currently, Mr. Huber is highly involved with portfolio management, strategy, issue selection and trading. Mr. Huber specializes in corporate and asset/mortgage-backed securities. Prior to joining Galliard, Mr. Huber was an Assistant Portfolio Manager with NIM. In addition, he previously served as a Senior Analyst in Norwest's Capital Market Credit Group. Mr. Huber earned his BA in Communications from the University of Iowa and his MBA from the University of Minnesota.

Strategic Value Bond Portfolio - Richard Merriam, CFA and John Huber, CFA (1998). For a description of Mr. Merriam's experience and background, see "Managed Fixed Income Portfolio." For a description of Mr. Huber's experience and background, see "Stable Income Portfolio."

Tactical Maturity Bond Portfolio - William D. Giese, CFA (1994), Patricia Burns, CFA (1998), and Jay H. Strohmaier. Mr. Giese joined Peregrine more than 10 years ago as a Senior Vice President and Portfolio Manager. His responsibilities include overseeing the Tactical Maturity Bond Portfolio. Mr. Giese has more than 20 years of experience in fixed-income securities management. Mr. Giese earned his BS in Civil Engineering from the Illinois Institute of Technology and his MBA from the University of Michigan. Ms. Burns joined Peregrine over 10 years ago and is Senior Vice President and Portfolio Manager for taxable fixed-income portfolios. She has been associated with Norwest Bank and its affiliates since 1983. Ms. Burns earned her BA in Child Psychology/Sociology and her MBA from the University of Minnesota. Mr. Strohmaier joined Peregrine in 1996 as a Senior Vice President. His responsibilities include managing the Tactical Maturity Bond Portfolio. Mr. Strohmaier has over 18 years of experience dealing with various investment strategies. He earned his BS in Agricultural Economics from Washington State University and his MS in Applied Economics from the University of Minnesota.

ITEM 7: SHAREHOLDER INFORMATION

PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the New York Stock Exchange is open for business ("Business Day"), with the exception of Columbus Day and Veterans Day for the income Portfolios. NAV Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of units of Interests outstanding. All Portfolios value portfolio securities at current market value if market quotations are readily available. If market quotations are not readily available, the Portfolios value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

The Trust reserves the right to reject purchase orders for any reason. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining NAV.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular Interestholder is redeeming more than the lesser of $250,000 or 1% of the Portfolio's NAV over a 90-day period.

DISTRIBUTIONS

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. In general, all of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. However, allocations of a Portfolio's taxable income, gain, loss and deduction as determined for federal income tax purposes shall be made in a different manner. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

TAXES

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to Interestholders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Portfolios will have less than 100 investors.

It is intended that each Portfolio's assets, income and distribution will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Investor inquiries should be directed to Stephens.

ITEM 8: DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware statutory trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board to issue Interests and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

A discussion of the risk factors, objectives and other investment aspects in a private fund will include all aspects of an investment in the corresponding Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Portfolio shall include the risk factors which apply to an investment by a private fund.

The business and affairs of the Trust are managed under the direction of its Board. The office of the Trust is located at 525 Market Street, San Francisco, California 94105.

ITEM 9: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Part B

WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Small Cap Basic Value Portfolio
Small Cap Index Portfolio
Small Cap Value Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

February 1, 2003

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the fifteen Portfolios of Wells Fargo Master Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated February 1, 2003. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. The audited financial statements for the portfolios, which include the portfolios of investments and independent auditors' report for the fiscal year ended September 30, 2002 (equity portfolios) and the fiscal year ended May 31, 2002 (income portfolios), are hereby incorporated by reference to the Annual Reports. Copies of Part A and the Annual Reports may be obtained without charge by calling 1-800-222-8222 or writing to Wells Fargo Funds, P.O. Box 8266, Boston, MA 02266-8266.

TABLE OF CONTENTS

THE TRUST HISTORY 3

DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS 3

FUNDAMENTAL INVESTMENT POLICIES 3

NON-FUNDAMENTAL INVESTMENT POLICIES 5

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS 6

MANAGEMENT OF THE TRUST 27

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES 35

INVESTMENT ADVISORY AND OTHER SERVICES 37

BROKERAGE ALLOCATION AND OTHER PRACTICES 43

CAPITAL STOCK AND OTHER SECURITIES 47

Description of Interests 47

PURCHASE, REDEMPTION AND PRICING OF SHARES 48

DETERMINATION OF NET ASSET VALUE 50

TAXATION 51

UNDERWRITERS 51

CALCULATION OF PERFORMANCE DATA 52

FINANCIAL STATEMENTS 52

SCHEDULE A - DESCRIPTION OF RATINGS A-1

ITEM 11. TRUST HISTORY

            In November 1998, the parent holding company of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), adviser to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc., the adviser to the Norwest funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. The Trustees established fourteen portfolios of the Trust, not including the Large Cap Appreciation Portfolio which commenced operations on August 31, 2001, and the Small Cap Basic Value Portfolio, which commenced operations on August 30, 2002, each having a direct correlation to one corresponding CT portfolio. The Trust's Board of Trustees (the "Board" or "Trustees" approved the change of the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002.

ITEM 12. DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS

            The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust was organized as a Delaware statutory trust. The Trust's Declaration of Trust authorizes the Board to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.

            The Trust is currently comprised of fifteen separate series (each, a "Portfolio" and collectively, the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Small Cap Basic Value Portfolio, Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, and Tactical Maturity Bond Portfolio. Each Portfolio is "diversified" as defined under the 1940 Act.

FUNDAMENTAL INVESTMENT POLICIES:

            Each Portfolio has adopted the following investment policies, all of which are fundamental policies; that is, they may not be changed without approval by the holders of a majority (as defined under the 1940 Act) of the outstanding voting securities of such Portfolio.

The Portfolios may not:

            (1)     purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio's investments in that industry would equal or exceed 25% of the current value of the Portfolio's total assets, provided that this restriction does not limit a Portfolio's investments in (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) securities of other investment companies, (iii) municipal securities, or (iv) repurchase agreements, and provided further that (v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period and (vi) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 600 Small Cap Index becomes concentrated to the same degree during the same period;

            (2)     purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio's investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

            (3)     borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

            (4)     issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

            (5)     make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio's total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

            (6)     underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio's investment program may be deemed to be an underwriting;

            (7)     purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor

            (8)     purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

NON-FUNDAMENTAL INVESTMENT POLICIES

            Each Portfolio has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Trust at any time without approval of such Portfolio's Interestholders;

            (1)     Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) and (B) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly;

            (2)     Each Portfolio may not invest or hold more than 15% of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

            (3)     Each Portfolio may invest in futures or options contracts regulated by the U.S. Commodity Futures Trading Commission ("CFTC") for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) for other purposes if, as a result, no more than 5% of the Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts;

            (4)     Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio's total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily;

            (5)     Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Portfolio's investment in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country;

            (6)     Each Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions);

            (7)     Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short; and

            (8)     Each Portfolio that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy:

            Interestholders will receive at least 60 days' notice of any change to a Portfolio's non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

            General

            Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS

            Set forth below are descriptions of certain investments and additional investment policies for the Portfolios. Not all of the Portfolios participate in all of the investment practices described below. For purposes of monitoring the investment policies and restrictions of the Portfolios (with the exception of the loans of portfolio securities policy described below), the amount of any securities lending collateral held by a Portfolio will be excluded in calculating total assets.

            Asset-Backed Securities

            Certain Portfolios may invest in various types of asset-backed securities. Asset-backed securities are securities that represent an interest in an underlying security. The asset-backed securities in which the Portfolios invest may consist of undivided fractional interests in pools of consumer loans or receivables held in trust. Examples include certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on these asset-backed securities may be "passed through" on a monthly or other periodic basis to certificate holders and are typically supported by some form of credit enhancement, such as a surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. The actual maturity and realized yield will vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment. Asset-backed securities are relatively new instruments and may be subject to greater risk of default during periods of economic downturn than other instruments. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Portfolio experiencing difficulty in valuing or liquidating such securities.

            Bank Obligations

            The Portfolios may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding and other taxes on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.

            Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

            Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

            Below Investment-Grade Investments

            Certain Portfolios may invest in debt securities that are in low or below investment-grade categories, or are unrated or in default at the time of purchase (sometimes referred to as high yield securities or "junk bonds"). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated debt securities may be less liquid and more difficult to value than higher-rated securities.

            Bonds

            Certain Portfolios may invest in bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.

            Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

            Borrowing

            The Portfolios may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

            Closed-End Investment Companies

            Certain Portfolios may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolios will invest in such companies when, in the adviser's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

            Commercial Paper

            The Portfolios may invest in commercial paper (including variable amount master demand notes, see "Floating- and Variable-Rate Obligations" below) which refers to short-term, unsecured promissory notes issued by corporations, financial institutions, and similar instruments issued by government agencies and instrumentalities to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Investments by the Portfolios in commercial paper will consist of issues that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization ("NRSRO").

            Convertible Securities

Certain Portfolios may invest in convertible securities that provide current income and are issued by companies that have a strong earnings and credit record. The Portfolios may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer's capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer's common stock through the conversion feature. Fluctuations in the convertible security's price can reflect changes in the market value of the common stock or changes in market interest rates.

            Custodial Receipts for Treasury Securities

            The Portfolios may purchase participations in trusts that hold U.S. Treasury securities, such as Treasury Investors Growth Receipts (TIGRs) and Certificates of Accrual on Treasury Securities (CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

            Derivative Securities

            Certain Portfolios may invest in various instruments that may be considered "derivatives," including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators ("References") or the relative change in two or more References. Some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Portfolio to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer's credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the adviser will, consistent with the Portfolios' investment objectives, policies and quality standards, consider making investments in such new types of derivative securities.

            Derivative Securities: Futures and Options Contracts

            Certain Portfolios may invest in futures and options contracts. Futures and options contracts are types of "derivative securities," securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a "hedge" against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.

            While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio's other investments does not follow the adviser's expectations. If the adviser's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the adviser determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios' ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (i.e., exposure to adverse price changes).

            The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.

            The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the U.S. Securities and Exchange Commission ("SEC") rules limiting the use of leverage.

            Futures Contracts. Certain Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.

            The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio's investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.

            Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.

            Certain Portfolios may also purchase options on futures contracts. See "Options Trading" below.

            Foreign Currency Futures Contracts and Foreign Currency Transactions. Certain Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.

            Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, "Currency Futures") entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.

            Because certain Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.

            A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

            The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the adviser's judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.

            Certain Portfolios may also purchase options on Currency Futures. See "Options Trading" below.

            Options Trading. Certain Portfolios may purchase or sell options on individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.

            A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

            The Portfolios will write call options only if they are "covered." In the case of a call option on a security or currency, the option is "covered" if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government obligations or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are "secured" by liquid assets maintained in a segregated account by the Portfolios' custodian in an amount not less than the exercise price of the option at all times during the option period.

            Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the adviser is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.

            Below is a description of some of the types of options in which a Portfolio may invest.

            A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio's investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the adviser's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

            The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.

            Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.

            Future Developments. Certain Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios' investment objective and legally permissible for a Portfolio.

            Dollar Roll Transactions

            Certain Portfolios may enter into dollar roll transactions wherein a Portfolio sells fixed- income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but a Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which the Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities.

            Emerging Market Securities

            Certain Portfolios may invest in equity securities of companies in "emerging markets." The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

            Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolios may invest in American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.

            Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Portugal, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

            There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

            Furthermore, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Applicable tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would otherwise be subject.

            Floating- and Variable-Rate Obligations

            Certain Portfolios may purchase floating- and variable-rate obligations such as demand notes and bonds, and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

            There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations which are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The adviser, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio's investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

            Foreign Investments

            The Portfolios that make foreign investments are subject to additional risks, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile (see "Emerging Market Securities" below). Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in ADRs and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (EDRs and GDRs) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.

            Certain Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

            Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

            Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding and other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

            Forward Commitment, When-Issued Purchases and Delayed-Delivery Transactions

            Each Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

            Each Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

            Guaranteed Investment Contracts

            Certain Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment.

            Illiquid Securities

            The Portfolios may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale, and for which there may not be a readily available market, and which may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio. Each Portfolio may not invest or hold more than 15% of its net assets in illiquid securities.

            Interest Rate Protection Transactions

            To manage their exposure to different types of investments, certain Portfolios may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

            A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

            Letters of Credit

            Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of the adviser, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

            Loans of Portfolio Securities

            Each Portfolio may lend its portfolio securities pursuant to guidelines approved by the Board to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a State, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.

            A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowing and placing brokers may not be affiliated, directly or indirectly, with the Trust, the adviser or the placement agent.

            Wells Fargo Bank Minnesota, N.A. ("Wells Fargo Bank MN" or "Custodian"), acts as Securities Lending Agent for the Portfolios, subject to the overall supervision of the Portfolios' investment adviser. Pursuant to an exemptive order granted by the SEC, Wells Fargo Bank MN is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

            Money Market Instruments and Temporary Investments

            The Portfolios may invest in the following types of high quality money market instruments that have remaining maturities not exceeding one year: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated in one of the two highest ratings categories by a NRSRO, or, if unrated, of comparable quality as determined by the adviser; (iv) certain repurchase agreements; and (e) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolios.

            Mortgage-Related Securities

            Certain Portfolios may invest in mortgage-related securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest-rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage pass-through securities that are higher or lower than expected may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

            Certain Portfolios may also invest in investment-grade Collateralized Mortgage Obligations ("CMOs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association (" FNMA"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. As new types of mortgage-related securities are developed and offered to investors, the adviser will, consistent with a Portfolio's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

            Certain Portfolios may also invest in ARMs issued or guaranteed by the GNMA, FNMA or the FHLMC. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high quality investments that present minimal credit risks. The yields provided by these ARMs have historically exceeded the yields on other types of U.S. Government obligations with comparable maturities, although there can be no assurance that this historical performance will continue.

            The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, while those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards.

            The interest rates on the mortgages underlying the ARMs and some of the CMOs in which a Portfolio may invest generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined commonly-recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The net asset value ("NAV") of a Portfolio's shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during interim periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of the Portfolio or if the Portfolio sells these securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates. The holder of ARMs and CMOs are also subject to repayment risk.

            There are risks inherent in the purchase of mortgage-related securities. For example, these securities are subject to a risk that default in payment will occur on the underlying mortgages. In addition to default risk, these securities are subject to the risk that prepayment on the underlying mortgages will occur earlier or later or at a lessor or greater rate than expected. To the extent that the adviser's assumptions about prepayments are inaccurate, these securities may expose the Portfolios to significantly greater market risks than expected.

            Certain Portfolios also may invest in the following types of FHLMC mortgage pass-through securities. FHLMC issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semiannually and return principal once a year in guaranteed minimum payments. These mortgage pass-through securities differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity. They are called "pass-through" securities because both interest and principal payments, including prepayments, are passed through to the holder of the security. PCs and GMCs are both subject to prepayment and extension risk.

            Municipal Bonds

            Certain Portfolios may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated facilities.

            From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal income tax legislation enacted in 1986, interest on certain private activity bonds must be included in an investor's "alternative minimum taxable income," and corporate investors must treat all tax-exempt interest as an item of tax "preference" for alternative minimum tax purposes. Moreover a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio's assets. In such an event, a Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

            Certain of the municipal obligations held by a Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.

            Other Investment Companies

            The Portfolios may invest in shares of other open-end management investment companies to the extent permitted under the 1940 Act. However, no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act may acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d(1)(G) of the 1940 Act. In addition, any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly. Other investment companies in which a Portfolio may invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.

            Participation Interests

            The Portfolios may purchase participation interests in loans or instruments in which the Portfolio may invest directly that are owned by banks or other institutions. A participation interest gives a Portfolio an undivided proportionate interest in a loan or instrument. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest.

            Privately Issued Securities

            Certain Portfolios may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are determined by the adviser to be "illiquid" are subject to the Portfolios' policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser, under guidelines approved by the Board, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

            Repurchase Agreements

            The Portfolios may enter into repurchase agreements wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. All repurchase agreements will be fully "collateralized," as defined in or under the 1940 Act. A Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Portfolio. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio's disposition of the security may be delayed or limited. Each Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Portfolio's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the adviser. The Portfolios may participate in pooled repurchase agreement transactions with other Portfolios that are advised by the adviser.

            Reverse Repurchase Agreements

            Certain Portfolios may enter into reverse repurchase agreements (an agreement under which a Portfolio sells their portfolio securities and agrees to repurchase them at an agreed-upon date and price). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account liquid assets such as U.S. Government obligations or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolios may decline below the price at which the Portfolios are obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.

            Small Company Securities

            Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

            Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

            Investment in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

            Stripped Securities

            Certain Portfolios may purchase Treasury receipts, securities of government-sponsored enterprises (GSEs), and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities a Portfolio may purchase are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. A Portfolio will not purchase stripped mortgage-backed securities ("SMBS"). The stripped securities purchased by a Portfolio generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased by a Portfolio are not subject to prepayment or extension risk.

            Certain Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

            Synthetic Convertible Securities

            Certain Portfolios may invest in "synthetic" convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Portfolio may purchase a non-convertible debt security and a warrant or option, which enables a Portfolio to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, a Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Portfolio only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.

            Unrated Investments

            The Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Portfolio. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moody's Investors Services, Inc. ("Moody's) or Standard & Poor's Ratings Group ("S&P") may change as a result of changes in such organizations or their rating systems, a Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

            U.S. Government Obligations

            The Portfolios may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

            Warrants

            The Portfolios may invest in warrants. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. A Portfolio may only purchase warrants on securities in which the Portfolio may invest directly. Warrants have no voting rights with respect to the assets of the issuer. Warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the common stock to rise. A warrant becomes worthless if it is not exercised within a specified time period.

            Zero Coupon Bonds

            Certain Portfolios may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value; conversely, when interest rates fall, zero coupon securities rise more rapidly in value as the discount to face value narrows.

            Nationally Recognized Statistical Ratings Organization

            The ratings of Moody's, S&P and Fitch Investors Service, Inc. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. The adviser will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.

            Portfolio Turnover

            Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If a Portfolio's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs and possible adverse tax consequences to the Portfolio and its Interestholders.

ITEM 13. MANAGEMENT OF THE TRUST

            The following information supplements, and should be read in conjunction with, the section in Part A entitled "Management, Organization and Capital Structure."

            Trustees and Officers. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers, and decides upon matters of general policy.

            General. The following table provides basic information about the Trustees and officers of the Trust. Each of the Trustees and officers listed below acts in identical capacities for each of the 95 funds comprising the Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust (collectively the "Fund Complex"). The address of each Trustee and officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 72.

            In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("independent Trustees"), appears separately from the information for the "interested" Trustees.

Name, Age and Address	Position Held with Registrant/ Length of Service [1]	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships

INDEPENDENT TRUSTEES

Thomas S. Goho, 60	Trustee, since 1987	Wake Forest University, Calloway School of Business and Accountancy, Benson-Pruitt Professorship since 1999, Associate Professor of Finance 1994-1999.	N/A

Peter G. Gordon, 60	Trustee, since 1998; (Lead Trustee, since 2001).	Chairman, CEO and Co-Founder of Crystal Geyser Water Company and President of Crystal Geyser Roxane Water Company.	N/A

Richard M. Leach, 69	Trustee, since 1987	President of Richard M. Leach Associates (a financial consulting firm).	N/A

Timothy J. Penny, 51	Trustee, since 1996	Senior Counselor to the public relations firm of Himle-Horner and Senior Fellow at the Humphrey Institute, Minneapolis, Minnesota (a public policy organization).	N/A

Donald C. Willeke, 62	Trustee, since 1996	Principal of the law firm of Willeke & Daniels.	N/A

INTERESTED TRUSTEES [2]

Robert C. Brown, 71	Trustee, since 1992	Retired. Director, Federal Farm Credit Banks Funding Corporation and Farm Credit System Financial Assistance Corporation until February 1999.	N/A

J. Tucker Morse, 58	Trustee, since 1987	Private Investor/Real Estate Developer; Chairman of White Point Capital, LLC.	N/A

OFFICERS

Michael J. Hogan, 43	President, since 2000	Executive Vice President of Wells Fargo Bank, N.A. President of Wells Fargo Funds Management, LLC since March 2001. Senior Vice President of Wells Fargo Bank, N.A. from April 1997 to July 1999.	N/A

Karla M. Rabusch, 43	Treasurer, since 2000

Senior Vice President of Wells Fargo Bank, N.A. Senior Vice President and Chief Administrative Officer of Wells Fargo Funds Management, LLC since March 2001. Vice President of Wells Fargo Bank, N.A. from December 1997 to May 2000.

N/A

C. David Messman, 42	Secretary, since 2000	Vice President and Senior Counsel of Wells Fargo Bank, N.A. Vice President and Secretary of Wells Fargo Funds Management, LLC since March 2001.	N/A

________________

[1] Length of service dates reflect the Trustee's commencement of service with the Trust's predecessor entities, where applicable.

[2] Basis of Interestedness. Robert C. Brown owns securities of Wells Fargo & Company, the parent holding company of the Portfolios' adviser. J. Tucker Morse is affiliated with a government securities dealer that is registered under the Securities Exchange Act of 1934, but which is not itself affiliated with Wells Fargo Funds Management, LLC.

            Committees. All of the independent Trustees are also members of the Audit and Nominating Committees of the Trust. Whenever a vacancy occurs on the Board, the Nominating Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Nominating Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only independent Trustees may nominate and select persons to become independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. Shareholder nominees are not considered unless required by or under the 1940 Act. The Nominating Committee meets only as necessary, and did not meet during the Portfolios' most recently completed fiscal years. The Audit Committee oversees the Portfolios' accounting and financial reporting policies and practices, reviews the results of the annual audits of the Portfolios' financial statements, and interacts with the Portfolios' independent auditors on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met two times during the equity Portfolios' fiscal year ended September 30, 2002, and two times during the income Portfolios' fiscal year ended May 31, 2002.

            Compensation. Prior to January 1, 2002, each Trustee received an annual retainer (payable quarterly) of $40,000 from the Fund Complex, and also received a combined fee of $1,000 for attendance at Fund Complex Board meetings, and a combined fee of $250 for attendance at committee meetings. If a committee meeting was held absent a full Board meeting, each attending Trustee received a $1,000 combined fee. These fees applied equally for in-person or telephonic meetings, and Trustees were reimbursed for all out-of-pocket expenses related to attending meetings.

            Effective January 1, 2002, each Trustee receives an annual retainer (payable quarterly) of $52,000 from the Fund Complex. Each Trustee also receives a combined fee of $5,000 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,000 for attendance at telephonic Fund Complex Board meetings. In addition, the Lead Trustee of the Fund Complex receives an additional $10,000 annual retainer for the additional work and time devoted by the Lead Trustee.

            The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's officers are not compensated by the Trust for their services. For the fiscal year ended September 30, 2002, the Trustees received the following compensation:

Compensation Table Year Ended September 30, 2002
Trustee	Compensation
INDEPENDENT TRUSTEES
Thomas S. Goho	$65,000
Peter G. Gordon	$72,500
Richard M. Leach	$65,000
Timothy J. Penny	$65,000
Donald C. Willeke	$65,000
INTERESTED TRUSTEES
Robert C. Brown	$65,000
W. Rodney Hughes [1]	$65,000
J. Tucker Morse	$65,000

[1] Retired as of 12/31/02.

            Beneficial Equity Ownership Information. As of the date of this SAI, Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of Portfolio equity securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Fund Complex

Calendar Year Ended December 31, 2002
Trustee	Dollar Range of Equity Securities of the Portfolios of the Trust															Aggregate Dollar Range of Equity Securities of Fund Complex
	Disciplined Growth Portfolio	Equity Income Portfolio	Index Portfolio	International Equity Portfolio	Large Cap Appreciation Portfolio	Large Company Growth Portfolio	Managed Fixed Income Portfolio	Small Cap Basic Value Portfolio	Small Cap Index Portfolio	Small Cap Value Portfolio	Small Company Growth Portfolio	Small Company Value Portfolio	Stable Income Portfolio	Strategic Value Bond Portfolio	Tactical Maturity Bond Portfolio
INDEPENDENT TRUSTEES
Thomas S. Goho	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
Peter G. Gordon	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	B
Richard M. Leach	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Timothy J. Penny	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	B
Donald C. Willeke	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	B
INTERESTED TRUSTEES
Robert C. Brown	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	C
J. Tucker Morse	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D

            Ownership of Securities of Certain Entities. None of the independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

            Approval of Advisory and Sub-Advisory Agreements. Under Section 15(c) of the 1940 Act, the Board is generally required to approve annually the investment advisory and investment sub-advisory contracts (individually, an "Advisory Agreement," and collectively, the "Advisory Agreements") for the Portfolios. At each quarterly meeting, the Board reviews the performance information and nature of services provided by the investment adviser and any sub-advisers. At least annually, the Board is provided with quantitative and qualitative information to assist it in evaluating whether to approve the continuance of the Advisory Agreements, including comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser and each investment sub-adviser (individually, an "Adviser" and collectively, the "Advisers") and a description of the quality and nature of the services provided by the Advisers.

            Before approving an Advisory Agreement with an Adviser, the Board reviewed a detailed profitability analysis of the Adviser based on the fees payable under the Advisory Agreement, including any fee waivers or fee caps, as well as any other relationships between the Portfolios and the Adviser and affiliates. The Board also analyzed each Portfolio's contractual fees, including investment advisory and sub-advisory fees, as well as administration fees, if any.

            The Board then reviewed statistical information regarding the performance and expenses of the Portfolios and the underlying funds that invest in the Portfolios (each, a "Gateway Fund") and was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for each Portfolio and Gateway Fund, the Board reviewed the performance information for a "Peer Group" of each Portfolio and Gateway Fund, a group of funds that was similar to the specific Portfolio, the relevant Lipper category of funds ("Lipper Group") for each Gateway Fund, and applicable broad-based indexes. The Board also reviewed data relating to the risk of each Portfolio as compared to its total return. This data showed the statistical measurement of the volatility of each Portfolio's total return throughout a specific time-period. The Board then also reviewed, for each Portfolio as compared to its Peer Group, the: (i) combined contractual advisory and administration fees, if any, (ii) net expense ratio, (iii) maximum contractual advisory fees permitted under the Advisory Agreement (excluding fee waivers and/or expense reimbursements); and (iv) projected contractual advisory fees showing the impact of breakpoints, if any, on contractual advisory fees. During its review, the Board considered the advisory fees paid by the Portfolios as well as the total fees paid to the Adviser for advisory and other services it provides to the Portfolios. The Board also reviewed information pertaining to the fee structure for each Portfolio and considered whether alternative fee structures (e.g. breakpoint fee structures, performance-based fees, fee waivers or fee caps) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in a Portfolio's asset levels.

            The Board then analyzed the Adviser's background and services that it provides to the Portfolios. The Board discussed the fact that the Adviser has established an investment program for each Portfolio and supervises and evaluates the sub-adviser. The Board recognized that the Adviser has an expertise in hiring and overseeing the activities of the sub-adviser. The Board also recognized that the primary investment adviser's oversight responsibilities include the monitoring of Portfolio compliance with federal securities laws and regulations. The Board reviewed the Adviser's compliance procedures including the Advisers' internal compliance policies relating to the respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures relating to the Portfolios' portfolio investments and operations, the process for monitoring and evaluating work performed by third parties, compliance by the distributor on behalf of the Portfolios with SEC and other regulatory requirements, maintenance of books and records of the Portfolios and recordkeeping systems of the Advisers, and other activities and clients of the Advisers. The Board also received and reviewed information on all SEC and other regulatory inquiries or audits of the Advisers, and a summary of any communications received from Portfolio Interestholders since the last approval of the Advisory Agreements. The Board also considered the background and experience of the senior management of each Adviser, and the level of attention given to the Portfolios by such persons. In evaluating the Advisers, the Board recognized that the Advisers have the size, visibility and resources to attract and retain highly qualified investment professionals, including research, advisory, or marketing personnel.

            In addition to the above considerations, the Board also analyzed certain factors relating specifically to the sub-adviser. For example, the Board considered the sub-adviser's investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board also considered soft dollar arrangements and other benefits received by the primary Adviser through its relationship with the sub-adviser (e.g. float income received by the Adviser on sale and redemption amounts, other contractual arrangements, or the general nature of the benefits received by affiliates of the primary Adviser that provide services to the Portfolios). The Board analyzed the degree to which the sub-adviser who oversees several funds can manage across asset classes and whether its investment disciplines are driven by proprietary research. The Board also reviewed the sub-adviser's procedures for selecting brokers to execute portfolio transactions for the Portfolios. More specifically, the Board reviewed the method by which the sub-adviser selects brokers and the factors that the sub-adviser considers prior to selecting a broker to execute portfolio transactions. One such factor was the sub-adviser's consideration of obtaining research services or other soft dollar arrangements through the allocation of Portfolio brokerage. The Board also considered the standards and performance in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, the benefits from using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls applicable to the Portfolios' investment portfolios. The Board reviewed the sub-adviser's method for allocating portfolio opportunities among the Portfolios and other advisory clients.

            Based on the above analysis, the Board determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors more fully discussed above: (i) the quality of services provided by each of the Advisers; (ii) the scope of each Adviser's background and experience; (iii) an analysis of advisory fees paid by the Portfolios compared to other similar funds; and (iv) the level of profits realized by the primary investment adviser from its advisory arrangement with the Portfolios.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Set forth below, as of January 27, 2003, is the name and Interest ownership of each Interestholder known by the Trust to have beneficial or record ownership of 5% or more of each Portfolio. The address for each of the holders listed below, unless otherwise indicated, is 525 Market Street, San Francisco, CA 94105. Each holder is both the beneficial and record owner of Interests in each respective Portfolio.

INTEREST Ownership as of January 27, 2003

Portfolio	Interest Owner	Percentage of Portfolio
Disciplined Growth Portfolio	Diversified Equity Moderate Balanced Growth Balanced	49.62% 7.90% 36.97%
Equity Income Portfolio	Diversified Equity Growth Balanced Equity Income	17.29% 12.95% 63.36%
Index Portfolio	Diversified Equity Growth Balanced Index	23.21% 17.39% 52.65%
International Equity Portfolio	Growth Equity Diversified Equity Moderate Balanced Growth Balanced	23.44% 34.64% 5.58% 26.05%
Large Cap Appreciation Portfolio	Diversified Equity Moderate Balanced Growth Balanced Large Cap Appreciation Fund	41.94% 6.67% 31.20% 15.53%
Large Company Growth Portfolio	Diversified Equity Growth Equity Growth Balanced Large Company Growth	10.31% 6.07% 7.74% 72.13%
Managed Fixed Income Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	13.20% 16.64% 37.23% 31.55%
Small Cap Basic Value Portfolio	Growth Equity	99.99%
Small Cap Index Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap	16.92% 21.68% 16.80% 38.47%
Small Cap Value Portfolio	Diversified Equity Growth Equity	67.27% 37.73%
Small Company Growth Portfolio	Diversified Equity Growth Equity Small Company Growth Diversified Small Cap Growth Balanced	6.11% 7.81% 64.65% 13.74% 5.60%
Small Company Value Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap Small Company Value	14.59% 18.68% 14.54% 33.21% 13.69%
Stable Income Portfolio	Strategic Income Moderate Balanced Stable Income	9.81% 9.11% 81.08%
Strategic Value Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond Fund	13.19% 16.63% 37.26% 31.55%
Tactical Maturity Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	12.86% 16.21% 36.23% 30.72%

            For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an Interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Portfolio, or is identified as the holder of record of more than 25% of a Portfolio and has voting and/or investment powers, it may be presumed to control such Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

            Investment Adviser. Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for each of the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, was created in early 2001 to succeed to the mutual fund advisory and administration responsibilities of Wells Fargo Bank. The Portfolios' adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios.

            The Advisory Agreement for each Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

            The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) on 60 days' written notice by either party and will terminate automatically upon its assignment.

            The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the advisers may render service to others.

            The table below shows the dollar amount of advisory fees payable as a percentage of average daily net assets by each Portfolio to the predecessor advisers over the past three years. As discussed in the "Trust History" section, the Portfolios, except for the Large Cap Appreciation Portfolio and the Small Cap Basic Value Portfolio, were created as part of the reorganization of the Stagecoach and Norwest Funds. Therefore, the information shown below concerning the dollar amounts of advisory fees paid shows the dollar amount of fees paid to advisers by the Portfolio or its predecessor portfolio that is considered the surviving entity for accounting purposes. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001. The Small Cap Basic Value Portfolio commenced operations on August 30, 2002.

ADVISORY FEES

	Fees Payable	Fees Waived	Fees Paid
Disciplined Growth Portfolio
Year ended September 30, 2002	$ 550,065	$ 132,193	$ 417,872
Year ended September 30, 2001	$ 1,288,061	$ 172,711	$ 1,115,350
Year ended September 30, 2000	$ 1,541,983	$ 192,907	$ 1,349,076
Equity Income Portfolio
Year ended September 30, 2002	$16,678,82	$2,274,281	$14,404,601
Year ended September 30, 2001	$18,482,96	$2,505,886	$15,977,100
Year ended September 30, 2000	$18,698,26	$2,380,350	$16,317,946
Index Portfolio
Year ended September 30, 2002	$ 2,174,151	$ 761,097	$ 1,413,054
Year ended September 30, 2001	$ 2,459,825	$ 845,233	$ 1,614,592
Year ended September 30, 2000	$ 2,677,126	$ 896,975	$ 1,780,151
International Equity Portfolio
Year ended September 30, 2002	$ 3,474,631	$ 63,833	$ 3,410,798
Year ended September 30, 2001	$ 2,946,621	$ 136,026	$ 2,810,595
Year ended September 30, 2000	$ 2,908,662	$ 271,975	$ 2,636,687
Large Cap Appreciation Portfolio
Year ended September 30, 2002	$ 523,262	$ 124,603	$ 398,659
Period ended September 30, 2001	$ 35,877	$ 3,588	$ 32,289
Large Company Growth Portfolio
Year ended September 30, 2002	$ 9,034,302	$ 24,441	$19,009,861
Year ended September 30, 2001	$21,408,54	$ 4,908	$21,403,606
Year ended September 30, 2000	$20,917,16	$ 56,176	$20,860,990
Managed Fixed Income Portfolio
Year ended May 31, 2002	$ 2,955,479	$1,145,935	$ 1,809,544
Year ended May 31, 2001	$ 2,598,385	$1,012,180	$ 1,809,544
Year ended May 31, 2000	$ 1,965,288	$ 12,643	$ 1,352,645
Small Cap Basic Value Portfolio
Period ended September 30, 2002	$ 6,357	$ 6,357	$ 0
Small Cap Index Portfolio
Year ended September 30, 2002	$ 418,992	$ 10,306	$ 408,686
Year ended September 30, 2001	$ 429,420	$ 8,325	$ 421,095
Year ended September 30, 2000	$ 432,047	$ 10,079	$ 421,968
Small Cap Value Portfolio
Year ended September 30, 2002	$ 1,622,691	$ 47,837	$ 1,574,854
Year ended September 30, 2001	$ 1,810,122	$ 272,718	$ 1,537,404
Year ended September 30, 2000	$ 1,754,000	$ 628,309	$ 1,125,691
Small Company Growth Portfolio
Year ended September 30, 2002	$ 5,499,019	$ 1,872	$ 5,497,147
Year ended September 30, 2001	$ 6,225,737	$ 7,894	$ 6,217,843
Year ended September 30, 2000	$ 7,079,263	$ 25,669	$ 7,053,594
Small Company Value Portfolio
Year ended September 30, 2002	$ 1,560,450	$ 337,276	$ 1,223,174
Year ended September 30, 2001	$ 1,566,993	$ 328,257	$ 1,238,736
Year ended September 30, 2000	$ 1,563,705	$ 324,359	$ 1,239,346
Stable Income Portfolio
Year ended May 31, 2002	$ 2,343,531	$ 3,012	$ 2,340,519
Year ended May 31, 2001	$ 1,738,232	$ 9	$ 1,738,223
Year ended May 31, 2000	$ 1,415,363	$ 71,543	$ 1,343,820
Strategic Value Bond Portfolio
Year ended May 31, 2002	$ 987,244	$ 73,164	$ 914,080
Year ended May 31, 2001	$ 868,811	$ 34,526	$ 834,285
Year ended May 31, 2000	$ 964,676	$ 58,451	$ 906,225
Tactical Maturity Bond Portfolio
Year ended May 31, 2002	$ 1,991,183	$ 764,626	$ 1,226,557
Year ended May 31, 2001	$ 1,734,029	$ 670,937	$ 1,063,092
Year ended May 31, 2000	$ 1,310,074	$ 408,448	$ 901,626

            Investment Sub-Advisers. Funds Management has engaged Wells Capital Management Incorporated ("Wells Capital Management"), Cadence Capital Management ("Cadence"), Galliard Capital Management, Inc. ("Galliard"), Peregrine Capital Management, Inc. ("Peregrine") and Smith Asset Management Group, LP ("Smith Group") (collectively, the "Sub-Advisers") to serve as investment sub-advisers to the Portfolios. Subject to the direction of the Trust's Board and the overall supervision and control of Funds Management and the Trust, the Sub-Advisers make recommendations regarding the investment and reinvestment of the Portfolios' assets. The Sub-Advisers furnish to Funds Management periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisers also furnish such additional reports and information as Funds Management and the Board and officers may reasonably request. Funds Management may, from time to time and in its sole discretion, allocate and reallocate services provided by and fees paid to Peregrine, Galliard and Wells Capital Management.

            An Investment Sub-advisory Agreement (the "Sub-Advisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Sub-Advisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the Adviser or Sub-Adviser on 60 days' written notice to the other party and will automatically terminate in the event of its assignment.

            As compensation for sub-advisory services to the Portfolios, Wells Capital Management, Cadence, Galliard, Peregrine, and Smith are each entitled to receive the following fees:

Master Portfolio	Sub-Adviser	Fees [1]
Disciplined Growth	Smith	0-175M 0.35% 175-225M 0.0% 225-500M 0.25% >500M 0.20%
Equity Income	Wells Capital Management	0-200M 0.25% 200-400M 0.20% >400M 0.15%
Index	Wells Capital Management	0-200M #9; 0.02% >200M #9; 0.01%
International Equity	Wells Capital Management	0-200M 0.35% >200M 0.25%
Large Cap Appreciation	Cadence	0-250M 0.30% 250-500M 0.20% 500-1000M 0.15% >1000M 0.10%
Large Company Growth	Peregrine	0-25M 0.75% 25-50M 0.60% 50-275M 0.50% >275M 0.30%
Managed Fixed Income [2]	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Small Cap Basic Value	Wells Capital Management	0-200M 0.25% >200M 0.20%
Small Cap Index	Wells Capital Management	0-200M 0.02% >200M 0.01%
Small Cap Value	Smith	0-110M 0.45% 110-150M 0.0% 150-300M 0.30% >300M 0.25%
Small Company Growth	Peregrine	0-50M 0.90% 50-180M 0.75% 180-340M 0.65% 340-685M 0.50% 685-735M 0.52% >735M 0.55%
Small Company Value	Peregrine	0-175M 0.50% >175M 0.75%
Strategic Value Bond [2]	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Stable Income [2]	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Tactical Maturity Bond	Peregrine	0-10M 0.40% 10-25M 0.30% 25M-300M 0.20% >300M 0.10%

__________

[1] The left side of this column lists breakpoints in millions of dollars.

[2] Assets of the Managed Fixed Income Portfolio, Stable Income Portfolio and Strategic Value Bond Portfolio are combined for purposes of determining the appropriate sub-advisory fee payable to Galliard for such Portfolios, and the breakpoints set forth above are based on the combined assets of such Portfolios.

            Unaffiliated Sub-Advisers. Listed below is the aggregate dollar amount of sub-advisory fees paid by each equity Portfolio to the following unaffiliated sub-advisers for the year ended September 30, 2002:

Portfolio	Sub-Adviser	Fees Paid	Fees Waived/ Reimbursed
Disciplined Growth Portfolio	Smith	$256,696	$0
Large Cap Appreciation Portfolio	Cadence	$224,274	$0
Small Cap Value Portfolio	Smith	$588,561	$0

            Administrator. The Trust has retained Funds Management as administrator on behalf of each Portfolio (the "Administrator") pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Portfolios' operations, including coordination of the services performed by each Portfolio's adviser, transfer agent, custodian, independent auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for each Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Portfolios' business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.

            Prior to November 8, 1999, Forum Administrative Services, LLC ("FAdS") was the administrator for the predecessor core portfolios, and received a fee with respect to each portfolio at an annual rate of 0.05% of each Portfolio's average daily net assets. The table below shows the dollar amount of administrative fees paid to FAdS by each equity Portfolio for the fiscal year-ended September 30, 2000 and by each income Portfolio for the fiscal year-ended May 31, 2000. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001, and the Small Cap Basic Value Portfolio commenced operations on August 31, 2002, and therefore fee information is not shown for these Portfolios. None of the Portfolios paid any administrative fees during their last two fiscal years.

ADMINISTRATION FEES

Fees Paid to FadS
Disciplined Growth Portfolio
Year ended September 30, 2000	$ 10,471
Equity Income Portfolio
Year ended September 30, 2000	$ 129,287
Index Portfolio
Year ended September 30, 2000	$ 84,206
International Equity Portfolio
Year ended September 30, 2000	$ 7,871
Large Company Growth Portfolio
Year ended September 30, 2000	$ 109,678
Managed Fixed Income Portfolio
Year ended May 31, 2000	$ 96,373
Small Cap Index Portfolio
Year ended September 30, 2000	$ 7,979
Small Cap Value Portfolio
Year ended September 30, 2000	$ 8,920
Small Company Growth Portfolio
Year ended September 30, 2000	$ 34,493
Small Company Value Portfolio
Year ended September 30, 2000	$ 7,942
Stable Income Portfolio
Year ended May 31, 2000	$ 71,543
Strategic Value Bond Portfolio
Year ended May 31, 2000	$ 53,358
Tactical Maturity Bond Portfolio
Year ended May 31, 2000	$ 64,212

            Custodian. Wells Fargo Bank MN, located at 6th and Marquette, Minneapolis, Minnesota 55479, acts as custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio, and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo Bank MN is entitled to receive a fee of 0.02% of the average daily net assets of each Portfolio, except the International Equity Portfolio, for which it will receive a fee of 0.10% of the average daily net assets on an annualized basis.

            Fund Accountant. Forum Accounting Services, LLC ("Forum Accounting"), located at Two Portland Square, Portland, Maine 04101, serves as the accountant for the Portfolios. For its services as accountant, Forum Accounting is entitled to receive a monthly base fee per Portfolio ranging from $4,667 to $6,333 for Portfolios with significant holdings of asset-backed securities. Forum Accounting is also entitled to receive a fee equal to 0.0025% of the average annual daily net assets of each Portfolio.

            The Board has approved PFPC, Inc. ("PFPC"), located at 400 Bellevue Parkway, Wlimington, Delaware 19809, to serve as the fund accountant for all of the Portfolios. Management intends to transition the accounting services from Forum Accounting to PFPC in stages, and the transition is expected to be completed by the end of the first quarter of 2003. Once the transition is complete, for its services as fund accountant, PFPC will be entitled to receive certain out-of-pocket costs from the Trust.

            Code of Ethics. The Fund Complex, the Adviser and the Sub-Advisers each has adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies comply with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a fund or adviser; (ii) any employee of a fund or adviser (or any company in a control relationship to a fund or adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a fund or investment adviser who obtains information concerning recommendations made to a fund regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions under Rule 17j-1. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government obligations. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The codes of ethics for the Fund Complex, adviser, and the Sub-Advisers are on public file with, and are available from, the SEC.

            Counsel: Morrison & Foerster LLP serves as legal counsel to the Trust and the Portfolios. The firm's address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1812.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

            The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in portfolio securities. Subject to the supervision of the Trust's Board and the supervision of the Adviser, each Portfolio's Sub-Adviser is responsible for each Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Sub-Adviser to obtain the best overall results taking into account various factors, including, but not limited to, the size and type of transaction involved; the dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm; the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While a Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

            Purchases and sales of equity securities on a securities exchange are effected through broker-dealers who charge a negotiated commission for their services. Orders may be directed to any broker-dealer including, to the extent and in the manner permitted by applicable law, Stephens or affiliated brokers. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the broker-dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

            Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio's securities transactions will consist primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Portfolio may purchase securities from underwriting syndicates of which Stephens or Funds Management is a member under certain conditions in accordance with the provision of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Board.

            In placing orders for securities of a Portfolio, a Sub-Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Sub-Adviser will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Adviser oversees each Sub-Adviser's trade execution procedures to ensure that such procedures are in place, that they are adhered to, and that adjustments are made to the procedures to address ongoing changes in the marketplace.

            A Sub-Adviser may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Portfolio investment transaction, give preference to a broker-dealer that has provided statistical or other research services to the Sub-Adviser. In selecting a broker-dealer under these circumstances, the Sub-Adviser will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer. The Sub-Adviser may pay higher commissions than those obtainable from other broker-dealers in exchange for such research services. The research services generally include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the advisability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser under the advisory contracts, and the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by broker-dealers through which the Sub-Adviser places securities transactions for a Portfolio may be used by the Sub-Adviser in servicing its other accounts, and not all of these services may be used by the Sub-Adviser in connection with advising the Portfolios.

            Portfolio Turnover. The portfolio turnover rate is not a limiting factor when Funds Management deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interestholders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio's investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expense to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover may also increase the Portfolio's obligation to make distributions.

            From time to time, Funds Management may waive fees from a Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio's performance.

            Brokerage Commissions. For the fiscal year ended May 31, 2002, the income Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Portfolio	Commissions Paid
Managed Fixed Income	$ 2,003
Stable Income	$ 26,435
Strategic Value Bond	$ 332

            For the fiscal year ended September 30, 2002, the equity Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Portfolio	Commissions Paid
Equity Income Portfolio	$ 937,839
Index Portfolio	$ 39,135
International Equity Portfolio	$ 267,686
Small Cap Basic Value Portfolio [1]	$ 14,865
Small Cap Index Portfolio	$ 28,195

__________________

[1] This Portfolio commenced operations on August 30, 2002.

            For the fiscal year ended May 31, 2002, the Sub-Advisers listed below, on behalf of the income Portfolios, directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions. No commissions were paid to affiliated brokers.

Sub-Adviser	Transactions Value	Commissions Paid
Galliard	$ 125,037,182	$ 28,772
Peregrine	$ 0	$ 0

            For the fiscal year ended September 30, 2002, the equity Portfolios listed below directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions. No commissions were paid to affiliated brokers.

Portfolio	Transactions Value	Commissions Paid
Equity Income	$240,541,503	$430,694
Index	$ 212,259	$ 110
International Equity	$ 3,889,744	$ 8,490
Small Cap Basic Value	$ 4,359,461	$ 13,652
Small Cap Index	$ 2,287,456	$ 1,515

- Includes all transactions executed for the Fund Complex.

            Securities of Regular Broker-Dealers. As of May 31, 2002, the following income Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:

Portfolio	Broker/Dealer	Dollar Value of Shares
Managed Fixed Income	Merrill Lynch Morgan Stanley Salomon Smith	$ 5,088,471 $ 2,591,110 $ 1,218,085
Stable Income	Merrill Lynch	$ 2,556,260
Strategic Value Bond	Merrill Lynch Morgan Stanley	$ 3,249,330 $ 777,333

            As of September 30, 2002, the following equity Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:

Portfolio	Broker/Dealer	Dollar Value of Shares
Equity Income	J.P. Morgan Securities	$ 49,895,000
Index	Banc of America Securities Banc One Capital Markets Bear Stearns & Co. Lehman Brothers Merrill Lynch J.P. Morgan Securities Prudential Securities	$ 14,286,000 $ 6,541,000 $ 829,000 $ 1,780,000 $ 4,249,000 $ 5,533,000 $ 2,469,000
International Equity	Credit Suisse First Boston Deutsche Bank Securities UBS Securities	$ 2,946,000 $ 3,313,000 $ 4,203,000
Large Cap Appreciation	Bear Stearns & Co.	$ 705,000
Large Company Growth	Goldman Sachs & Co.	$108,378,000

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

            Under the Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Declaration of Trust, the Trustees may amend the Trust's Declaration of Trust without the vote of Interestholders.

            The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

            The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust's Interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that an Interestholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust Interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interestholder held personally liable for the obligations of the Trust. Thus, the risk of an Interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

            Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

            In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

            In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. ("Norwest") (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.

            The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.

            The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

            If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension terminates.

            If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interestholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

            The NAV of each Portfolio is determined as of the close of regular trading (currently 4:00 p.m. Eastern time) on each day the New York Stock Exchange ("NYSE") is open for business, with the exception of Columbus Day and Veterans Day for the income Portfolios. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolios' Interests.

            Each Portfolio's investments are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"), and if there is no sale, based on the latest bid quotations. Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. A Portfolio may be required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or the latest bid price but before a Portfolio calculates its NAV that materially affects the value of the security.

            Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost. The assets of a Portfolio, other than money market instruments or debt securities maturing in 60 days or less, are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service approved by the Board . Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

            For the Portfolios that invest directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.

ITEM 19. TAXATION.

            The Trust is organized as a statutory trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

            The Trust's taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

            It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

            Stephens Inc. (the "Placement Agent") is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.

            The Placement Agency Agreement will continue year to year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

            Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

            KPMG LLP has been selected as the independent auditors for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

            The annual reports, including the independent auditors' report for the fiscal period ended September 30, 2002 for the equity Portfolios of the Trust, and for the fiscal year ended May 31, 2002 for the income Portfolios of the Trust, are incorporated herein by reference.

SCHEDULE A

DESCRIPTION OF RATINGS

            The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

            S&P applies indicators "+", no character and "-" to its rating categories. The indicators show relative standing within the major rating categories.

            The following summarizes the highest six ratings used by Moody's for corporate and municipal bonds. The first four denote investment-grade securities.

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds that are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

            Moody's applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

            The following summarizes the highest four ratings used by Duff & Phelps Credit Rating Co. ("D&P") for bonds, each of which denotes that the securities are investment grade.

AAA - Bonds that are rated AAA are of the highest credit quality. The risk factors are considered to be negligible, being only slightly more than for risk-free U.S. Treasury debt.

AA - Bonds that are rated AA are of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A - Bonds that are rated A have protection factors which are average but adequate. However risk factors are more variable and greater in periods of economic stress.

BBB - Bonds that are rated BBB have below average protection factors but still are considered sufficient for prudent investment. Considerable variability in risk exists during economic cycles.

            To provide more detailed indications of credit quality, the AA, A and BBB ratings may modified by the addition of a plus or minus sign to show relative standing within these major categories.

            The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds, each of which denotes that the securities are investment grade:

AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

            To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

            The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

            MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

            MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

            The following summarizes the two highest ratings used by S&P for short-term municipal notes:

            SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

            SP-2 - Indicates satisfactory capacity to pay principal and interest.

            The three highest rating categories of D&P for short-term debt, each of which denotes that the securities are investment grade, are D-1, D-2, and D-3. D&P employs three designations, D-1+, D-1 and D-1-, within the highest rating category. D-1+ indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of Master Portfolios, is judged to be "outstanding, and safety is just below risk-free U.S. Treasury short-term obligations." D-1 indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good Fundamental protection factors. Risk factors are considered to be minor. D-1 indicates high certainty of timely payment. Liquidity factors are strong and supported by good Fundamental protection factors. Risk factors are very small. D-2 indicates good certainty of timely payment. Liquidity factors and company Fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. D-3 indicates satisfactory liquidity and other protection factors which qualify the issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

            The following summarizes the two highest rating categories used by Fitch for short-term obligations each of which denotes that the securities are investment grade:

            F-1+ securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

            F-1 securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

            F-2 securities possess good credit quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned the F-1+ and F-1 ratings.

            Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

            The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

            For commercial paper, D&P uses the short-term debt ratings described above.

            For commercial paper, Fitch uses the short-term debt ratings described above.

WELLS FARGO MASTER TRUST

File No. 811-9689

PART C

OTHER INFORMATION

Item 23. Exhibits.

Exhibit

Number                                                                       Description

(a)	-	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed herewith.
(b)	-	Not applicable.
(c)	-	Not applicable.
(d)(1)	-	Investment Advisory Contract with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001; Schedule A, incorporated by reference to Amendment No. 9, filed October 1, 2002.
(2)(i)	-	Investment Sub-Advisory Contract with Wells Capital Management Incorporated, incorporated by reference to Amendment No. 4, filed August 31, 2001. Appendix A, Schedule A and Appendix A to Schedule A, incorporated by reference to Amendment No. 9, filed October 1, 2002.
(ii)	-	Investment Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.
(iii)	-	Not applicable.
(iv)	-	Investment Sub-Advisory Contract with Smith Asset Management Group, L.P., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.
(v)	-	Investment Sub-Advisory Contract with Peregrine Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Schedule A and Appendix A, incorporated by reference to Amendment No. 8, filed August 30, 2002.
(vi)	-	Investment Sub-Advisory Contract with Cadence Capital Management, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.
(e)	-	Not applicable pursuant to General Instruction (B)(2)(b).
(f)	-	Not applicable.
(g)(1)	-	Custody Agreement with Wells Fargo Bank Minnesota, N.A., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 9, filed October 1, 2002.
(i)	-	Delegation Agreement (17f-5) with Wells Fargo Bank Minnesota, N.A., incorporated by reference to Amendment No. 8, filed August 30, 2002.
(2)	-	Securities Lending Agreement by and among Wells Fargo Master Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank Minnesota, N.A., incorporated by reference to Amendment No. 8, filed August 30, 2002; Exhibit A, incorporated by reference to Amendment No. 9, filed October 1, 2002.
(h)(1)	-	Administration Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.
(2)	-	Placement Agency Agreement with Stephens, Inc., incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999; Appendix A, incorporated by reference to Amendment No. 9, filed October 1, 2002.
(3)	-	Fund and Interestholder Accounting Agreement with Forum Accounting Services, LLC, incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999; Appendix A, incorporated by reference to Amendment No. 9, filed October 1, 2002.
(i)	-	Accounting Services Agreement with PFPC Inc., filed herewith.
(i)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(j)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(k)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(l)	-	Not applicable.
(m)	-	Not applicable.
(n)	-	Rule 18f-3 Plan, incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999.
(p)(1)	-	Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(2)	-	Wells Fargo Funds Management, LLC Code of Ethics, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(3)	-	Galliard Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(4)	-	Peregrine Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(5)	-	Not applicable.
(6)	-	Smith Asset Management Group, L.P. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(7)	-	Wells Capital Management Incorporated Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(8)	-	Cadence Capital Management Code of Ethics, incorporated by reference to Amendment No. 4, filed August 31, 2001.

Item 24. Persons Controlled by or Under Common Control with the Fund.

            Registrant believes that no person is controlled by or under common control with Registrant.

Item 25. Indemnification.

            Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section 3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 26. Business and Other Connections of Investment Adviser.

            (a)     Effective March 1, 2001, Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for all of the Registrant's investment portfolios, and for certain other registered open-end management investment companies. For providing those services, Funds Management is entitled to receive fees at the same annual rates as were applicable under the advisory contract with Wells Fargo Bank, N.A. ("Wells Fargo Bank"). Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and affiliate of Wells Fargo Bank, was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank in early 2001.

            To the knowledge of Registrant, none of the directors or officers of Funds Management is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that they also hold various positions with and engage in business for Wells Fargo Bank.

            (b)     Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Wells Capital Management in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Wells Capital Management is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

            (c)     Peregrine Capital Management, Inc. ("Peregrine"), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Peregrine in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Peregrine is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

            (d)     Galliard Capital Management, Inc. ("Galliard"), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Galliard in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Galliard is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

            (e)     Smith Asset Management, L.P. ("Smith"), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Smith in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Smith is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

            (f)     Cadence Capital Management ("Cadence"), a wholly-owned subsidiary of Allianz A.G., serves as sub-adviser to the Large Cap Appreciation Portfolio. The descriptions of Cadence in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Cadence is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Item 27. Principal Underwriters.

            (a)     Stephens Inc. ("Stephens"), placement agent for the Registrant, also acts as principal underwriter for Barclays Global Investors Funds, Inc., Nations Fund, Inc., Nations Fund Trust, Nations Separate Account Trust, Nations Reserves, Nations Funds Trust, Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Nations Master Investment Portfolio, Barclays Master Investment Portfolio, and Wells Fargo Master Trust, all of which are registered open-end management investment companies. Stephens Capital Management, an operating division of Stephens, acts as an investment adviser for certain funds of The Diversified Investors Funds Group, also an open-end management investment company.

            (b)     Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D thereto, filed by Stephens with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 (file No. 501-15510).

            (c)     Not applicable.

Item 28. Location of Accounts and Records.

            (a)     The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, California 94105.

            (b)     Wells Fargo Funds Management, LLC, maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, San Francisco, California 94105.

            (c)     Stephens Inc. maintains all Records relating to its services as placement agent at 111 Center Street, Little Rock, Arkansas 72201.

            (d)     Wells Fargo Bank Minnesota, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, Minnesota 55479-0040.

            (e)     Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, San Francisco, California 94105.

            (f)     Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

            (g)     Galliard Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479.

            (h)     Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 200 Crescent Court, Suite 850, Dallas, Texas 75201.

            (i)     Cadence Capital Management maintains all Records relating to its services as investment sub-adviser at 265 Franklin Street, Boston, Massachusetts 02110.

            (j)     Schroder Investment Management North America Inc. maintains all Records relating to its prior service as investment sub-adviser for the International Portfolio (through July 19, 2002) at 875 Third Avenue, 22nd Floor, New York, New York 10022.

Item 29. Management Services.

            Other than as set forth under the captions "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Management of the Trust" in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

            Not applicable.

SIGNATURES

            Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 31st day of January, 2003.

WELLS FARGO MASTER TRUST

By /s/ Christopher R. Bellonzi
     Christopher R. Bellonzi
     Assistant Secretary

WELLS FARGO MASTER TRUST
FILE NO. 811-9689

EXHIBIT INDEX
Exhibit Number	Description
EX-99.B(a)	Amended and Restated Declaration of Trust
EX-99.B(2)(ii)	Appendix A to the Investment Sub-Advisory Contract with Galliard Capital Management, Inc.
EX-99.B(2)(iv)	Appendix A to the Investment Sub-Advisory Contract with Smith Asset Management Group, L.P.
EX-99.B(2)(vi)	Appendix A to the Investment Sub-Advisory Contract with Cadence Capital Management
EX-99.B(h)(1)	Appendix A to the Administration Agreement
EX-99.B(h)(3)(i)	Accounting Services Agreement with PFPC Inc.

 EX-99.B(a)

WELLS FARGO MASTER TRUST

AMENDED AND RESTATED
DECLARATION OF TRUST

DATED
NOVEMBER 25, 2002

DECLARATION OF TRUST
OF
WELLS FARGO MASTER TRUST

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS #9; 1

ARTICLE II THE TRUSTEES #9; 3

    Section 1. Management of the Trust 3

    Section 2. Initial Trustees; Election and Number of Trustees 3

    Section 3. Term of Office of Trustees. 3

    Section 4. Age Limitation of Trustees 3

    Section 5. Vacancies; Appointment of Trustees 3

    Section 6. Temporary Vacancies or Absence 4

    Section 7. Chairman; Lead Trustee 4

    Section 8. Action by Trustees. 5

    Section 9. Meetings of the Trustees; Required Notice 5

    Section 10. Committees 5

    Section 11. Audit Committee 6

    Section 12. Nominating Committee 6

    Section 13. Ownership of Trust Property 6

    Section 14. Effect of Trustees Not Serving 7

    Section 15. Trustees as Interestholders 7

    Section 16. Compensation of Trustees 7

ARTICLE III POWERS OF THE TRUSTEES 7

Section 1. Powers 7

Section 2. Certain Transactions 10

ARTICLE IV SERIES; CLASSES; INTERESTS 10

    Section 1. Establishment of Series or Class 10

    Section 2. Interests 11

    Section 3. Investment in the Trust 11

    Section 4. Assets and Liabilities of Series. 12

    Section 5. Ownership and Transfer of Interests 13

    Section 6. Status of Interests; Limitation of Interestholder Liability 13

ARTICLE V DETERMINATION OF BOOK CAPITAL ACCOUNT
BALANCES, AND ALLOCATIONS 13

    Section 1. Book Capital Account Balances 13

    Section 2. Allocation of Net Profits and Net Losses 14

    Section 3. Power to Modify the Foregoing Procedures 14

ARTICLE VI DISTRIBUTIONS AND REDEMPTIONS 15

    Section 1. Distributions 15

    Section 2. Determination of Net Income 15

    Section 3. Redemptions 15

    Section 4. Determination of Net Asset Value 16

    Section 5. Suspension of Right of Redemption 16

ARTICLE VII INTERESTHOLDERS' VOTING POWERS AND MEETINGS 16

Section 1. Voting Powers 16

Section 2. Meetings of Interestholders 17

Section 3. Quorum; Required Vote 17

Section 4. Inspectors of Election 18

ARTICLE VIII CONTRACTS WITH SERVICE PROVIDERS 18

    Section 1. Investment Adviser 18

    Section 2. Principal Underwriter #9; 19

    Section 3. Transfer Agency, Accounting, Administration and Other Services 19

    Section 4. Custodian 19

    Section 5. Parties to Contracts with Service Providers 19

ARTICLE IX EXPENSES OF THE TRUST AND SERIES 20

ARTICLE X LIMITATION OF LIABILITY AND INDEMNIFICATION 20

    Section 1. Limitation of Liability 20

    Section 2. Mandatory Indemnification 21

    Section 3. Indemnification of Interestholders 22

    Section 4. Contractual Modification of Duties 22

ARTICLE XI OFFICERS 23

    Section 1. General 23

    Section 2. Election, Tenure and Qualifications of Officers 23

    Section 3. Vacancies and Newly Created Offices 23

    Section 4. Removal and Resignation 23

    Section 5. President 23

    Section 6. Treasurer and Assistant Treasurers 24

    Section 7. Secretary and Assistant Secretaries 24

    Section 8. Authority to Execute and File Applications for Exemptive Relief 24

    Section 9. Compensation of Officers 25

    Section 10. Surety Bond 25

ARTICLE XII MISCELLANEOUS 25

    Section 1. Trustee Action; Expert Advice; No Bond or Surety 25

    Section 2. Record Dates 25

    Section 3. Dissolution or Termination of a Class, Series or the Trust 25

    Section 4. Reorganization 26

    Section 5. Declaration 27

    Section 6. Derivative Actions 27

    Section 7. Applicable Law 27

    Section 8. Amendments 28

    Section 9. Fiscal Year 28

    Section 10. Severability 28

    Section 11. Principal Office 28

    Section 12. Maintenance and Inspection of the Books. 28

AMENDED AND RESTATED
DECLARATION OF TRUST
OF
WELLS FARGO MASTER TRUST

            This Declaration of Trust, made on March 10, 1999, and amended and restated on March 26, 1999, August 19, 1999 and November 25, 2002, creates a Delaware business trust, and by the November 25, 2002 restatement, a Delaware statutory trust, for the investment and reinvestment of money and property received by the Trust from time to time. The Trustees declare that all money and property received by the Trust shall be held and managed in trust pursuant to this Declaration. The name of the Trust created by this Declaration is Wells Fargo Master Trust (known prior to the November 25, 2002 restatement as Wells Fargo Core Trust).

ARTICLE 1
DEFINITIONS

            Unless otherwise provided or required by the context:

            (a) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and all terms and requirements that are defined herein by reference to the 1940 Act shall be interpreted as that term or requirement has been modified or interpreted by applicable orders of the Commission or any rules or regulations adopted by, or interpretive releases of the Commission or its staff, and staff no-action letters issued under the 1940 Act;

            (b) "Board" means the Board of Trustees of the Trust as described in Article II of this Declaration;

            (c) "Book Capital Account" means, with respect to any Interestholder, the Capital Account maintained for such Interestholder on a daily basis in accordance with Article V of this Declaration of Trust;

            (d) "By-Laws" means the By-Laws of the Trust if adopted by the Trustees, as amended from time to time;

            (e) "Class" means the class of Interests of a Series established pursuant to Article IV;

            (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

            (g) "Commission," "Interested Person," and "Principal Underwriter" have the meanings provided in the 1940 Act;

            (h) "Covered Person" means a person so defined in Article X, Section 2;

            (i) "Declaration" shall mean this Amended and Restated Declaration of Trust as amended, modified, supplemented or restated from time to time.

            (j) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Statutory Trusts," as amended from time to time, and as interpreted by the Delaware courts;

            (k) with the valuation procedures of the Trust as approved by the Board of Trustees; as follows:

            (l) "Interestholder" means a record owner of Interests of the Trust;

            (m) "Interests" means the equal proportionate non-transferable units of interest into which the beneficial interest of the Trust is divided from time to time (including whole and fractional Interests), or if more than one series or class of interests is authorized by the Trustees, the equal proportionate non-transferable units of interest into which each series or class of interests is divided from time to time;

            (n) "Majority Interestholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act of a Class, a Series, or the Trust as the case may be;

            (o) "Net Losses" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series as of the opening of the business on the first day of the period, after any additional contributions made on such date, over the Net Asset Value of the Series at the close of business on the last day of such period, prior to any distribution being made;

            (p) "Net Profits" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series as of the opening of business on the first day of the period, after any distribution being made with respect to such period, over the Net Asset Value of the Series as of the opening of business on the first day of such period, after any additional contributions made on such date;

            (q) "Outstanding Interests" means Interests shown in the books and records of the Trust or its transfer agent as then issued and outstanding, but does not include any Interests that have been repurchased or redeemed by the Trust and are being held in the treasury of the Trust;

            (r) "Percentage Interest" shall mean, with respect to any Interestholder, as of any day, the ratio (expressed as a percentage) of such Interestholder's Book Capital Account, as of close of business on the preceding day to the aggregate Book Capital Accounts of all Interestholders as of the close of business on such preceding day, such Book Capital Accounts to be determined after giving effect to all contributions, distributions, and allocations through such preceding day.

            (s) "Trust" means Wells Fargo Master Trust, created hereby;

            (t) "Trustee" means a person serving as a Trustee in accordance with Article II, in his capacity as such, and "Trustees," when used collectively, means the Trustees acting collectively as the Board;

            (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or by the Trustees on behalf of the Trust or any Series.

ARTICLE II
THE TRUSTEES

            Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Board, and the Trustees shall have all powers necessary or desirable, convenient or incidental, to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary, desirable, convenient or incidental, to promote the interests of the Trust. To the extent allowable under federal and state law, the Board may delegate any or all of its responsibilities to one or more appropriate officers of the Trust and/or any other person. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

            Section 2. Initial Trustees; Election and Number of Trustees. The initial Trustees shall be the persons initially signing this Declaration prior to its amendment and restatement. The number of Trustees (other than the initial Trustees) shall be such number as is fixed from time to time by a majority of the Trustees; provided, that the number shall, at all times, be at least two (2). The Interestholders shall elect the Trustees only if required by the 1940 Act, on such dates as the Trustees may fix from time to time. Otherwise, the Trustees other than the initial Trustees shall be appointed by the other Trustees as provided herein.

            Section 3. Term of Office of Trustees. Each Trustee shall hold office for life or until his or her successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or has become physically or mentally incapacitated or is otherwise unable to serve fully, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (d) any Trustee may be removed at any meeting of the Interestholders by a vote of at least two-thirds of the Outstanding Interests if required by Section 16(c) of the 1940 Act as interpreted by the staff of the Commission. Notwithstanding the foregoing, each Trustee shall retire from service on the Board no later than the end of the calendar year in which such Trustee reaches the age of 72, or such other time as may be determined by an appropriate resolution of the full Board, including a majority of the remaining Trustees.

            Section 4. Age Limitation of Trustees. No person shall stand for election or be appointed as a Trustee if such person has already reached the age of 70.

            Section 5. Vacancies; Appointment of Trustees. Whenever a vacancy in the Board exists, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, except that the Trustee appointed may not be an Interested Person if the appointment of an Interested Person would cause a violation of the 1940 Act, and the person must meet the qualification standards set out in Section 4. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by an appropriate resolution, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has signed this Declaration or otherwise accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act, and Interestholders are entitled to vote on such appointments only if expressly required under the 1940 Act.

            The death, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy on the Board shall occur, until such vacancy is filled, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board. In the event of the death, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's investment adviser(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

            Notwithstanding the foregoing, all of the initial Trustees may resign by written instrument to be effective on the date specified in the instrument ("Resignation Instrument"). However, before resigning as permitted in this paragraph, the initial Trustees shall determine and set forth in the Resignation Instrument the number of Trustees of the Trust (subject to the Trustees' power to change the number as detailed in Section 2 of this Article) and shall appoint their successors.

            Section 6. Temporary Vacancies or Absence. Whenever a vacancy in the Board exists, until such vacancy is filled, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated or is otherwise unable to serve fully, the remaining Trustees shall have all the powers hereunder and their certification as to such vacancy, absence, or incapacity or inability shall be conclusive. To the extent permitted under the 1940 Act, any Trustee may, by power of attorney, delegate his or her powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

            Section 7. Chairman; Lead Trustee. The Board may appoint one or more of its members to be Chairman or Co-Chairmen of the Board. References to the Chairman in this Declaration shall be construed to include any such Co-Chairmen, acting singly or jointly as the context requires. The Chairman shall preside at all meetings of the Trustees, and shall have such other powers and responsibilities and any limitations thereon as the Trustees may determine from time to time. Absent an express declaration otherwise by an appropriate resolution of the Board, the Chairman is not considered an officer of the Trust and shall not have the powers or duties of an officer of the Trust.

            In addition to a Chairman, the Board may appoint one or more Trustees as "Lead Trustee(s)" to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings, and with such other powers and responsibilities and any limitations thereon as the Trustees may determine from time to time.

            Section 8. Action by Trustees. The Trustees shall act by majority vote at a meeting duly called at which a quorum is present, in person or by proxy, or by written consent of a majority of the Trustees (or such greater number as may be required by applicable law) without a meeting. Unless a higher amount is required by this Declaration, by Board resolution, or the 1940 Act, a quorum of the Trustees at a meeting shall be one-third of the total number of Trustees, present in person or by proxy, but no less than two Trustees present in person. An action of a majority of the Trustees present in person or by proxy, or acting by written consent, shall constitute action by the Trustees except to the extent otherwise required by the 1940 Act, this Declaration or by Board resolution. Any Trustee may grant a proxy to any other Trustee to the extent (and in the manner) permitted by Delaware law.

            Section 9. Meetings of the Trustees; Required Notice. Unless required under this Declaration or under the 1940 Act, the Trustees may act with or without a meeting. All of the Trustees or any one of them may participate in a meeting by means of a conference call or similar communication equipment, provided that all participants may hear each other, and participation in a meeting pursuant to such communication equipment shall constitute presence at the meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed in accordance with the 1940 Act. Unless required otherwise by this Declaration, Board resolution or by the 1940 Act, any action of the Trustees may be taken without a meeting by written consent of a majority of the Trustees.

            Meetings of the Trustees may be called orally or in writing by the Chairman, if any, or by any two other trustees. Regular meetings of the Trustees may be held without call or notice at a place and time fixed by Board resolution of the Trustees. Notice of any other meeting shall, and notice of any regular meeting may, be given to each Trustee by first class mail sent at least three business days before the meeting, by overnight delivery sent at least two business days before the meeting, or by telephone, facsimile, email or other electronic mechanism sent to his or her home or business address at least twenty-four hours before the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject only to any express limitation in the 1940 Act, the Board, by majority vote, may delegate to any Trustee(s), officer(s), or any other individual(s), the authority to approve particular matters or take particular action on behalf of the Trust, including adjournment of any meeting to another time and place. Written consents or waivers of the Trustees may be executed in one or more counterparts, and may be provided and delivered to the Trust by facsimile, email or other similar electronic mechanism.

            Section 10. Committees. To facilitate certain requirements under the 1940 Act, the Trust shall have a standing Audit Committee and a standing Nominating Committee (collectively, the "Standing Committees"). The Trustees may designate other committees of the Board. The Trustees shall determine the number of members of each committee, and may determine the quorum for each committee, and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee other than the Standing Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the full Board. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect except as agreed by the committee. The Trustees may delegate to any committee any of its powers, subject only to the express limitations of the 1940 Act.

            Committees may act with or without a meeting. Each committee may adopt such rules governing its proceedings, quorum and manner of acting as it deems proper and desirable if the Board does not determine otherwise. In the absence of the adoption of such rules, a majority of the committee shall constitute a quorum, and a committee shall act at a meeting by the vote of a majority of the members present, or without a meeting by written consent of a majority of the committee members.

            Section 11. Audit Committee. The Audit Committee is responsible for (a) recommending independent accountants for selection by the Boards, (b) reviewing the scope of audit, accounting and financial internal controls and the quality and adequacy of each Trust's accounting staff with the independent accountants and such other persons as may be deemed appropriate, (c) reviewing, as necessary, with the accounting staff and the independent accountants the compliance of transactions between each Trust and any affiliated persons of the Trust, (d) reviewing reports of the independent accountants, and (e) making themselves directly available to the independent accountants and responsible officers of the Trusts for consultation on audit, accounting and related financial matters. The Board may expand or clarify the responsibilities of the Audit Committee by adopting a committee charter or otherwise, but may not narrow the responsibilities set forth here without the consent of the Audit Committee.

            Section 12. Nominating Committee. The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the Interestholders at any required Interestholder meeting and a person to be appointed to fill any vacancy occurring on the Board. Notwithstanding this section, the nomination and selection of those Trustees who are not Interested Persons shall be committed to the discretion of the Trustees who are not Interested Persons so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act or relies on one or more of the Rules under the 1940 Act that condition reliance thereon on such commitment. The Board may expand or clarify the responsibilities of the Nominating Committee by adopting a committee charter or otherwise, but may not narrow the responsibilities set forth here without the consent of the Nominating Committee.

            Section 13. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity (other than as Trustee hereunder) by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any person as nominee. No Interestholder shall have any interest in specific property of the Trust or of any Series or any right of partition or possession thereof, but each Interestholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the assets of the Trust or Series represented by Interests.

            Section 14. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of any one or more or all of the Trustees, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

            Section 15. Trustees as Interestholders. Subject to any restrictions that the Trustees may establish, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Interests to the same extent as any other Interestholder. The Trustees are not required to be Interestholders of the Trust.

            Section 16. Compensation of Trustees. Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for expenses as may be fixed from time to time by the Trustees. The Chairman, any Lead Trustee and any committee chairman may receive such additional compensation as may be fixed from time to time by the Trustees. Nothing herein shall be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services. Nothing herein shall be construed to preclude the employment of any Trustee for advisory, management, legal, accounting, investment banking, or other services and payment for the same by the Trust.

ARTICLE III
POWERS OF THE TRUSTEES

            Section 1. Powers. The Board shall have full, exclusive and complete power and discretion to manage and control the business and affairs of the Trust, and to make all decisions affecting the business and affairs of the Trust. No Interestholder or assignee of Interests, as such, shall have any authority, right or power to bind the Trust or to manage or control, or to participate in the management or control of, the business and affairs of the Trust in any manner whatsoever. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if they were the sole owners of the Trust Property and business in their own right. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, desirable, convenient or incidental in the management of the Trust. To the fullest extent permitted by applicable law, the Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust, and to dispose of the same. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject only to any express limitation in the 1940 Act, this Declaration or contained in any Board resolution, the Trustees' power and authority shall include, without limitation, the power and the authority:

            (a) To operate as and carry on the business of a registered investment company, and exercise all the powers necessary, proper or convenient to conduct such a business;

            (b) To subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, without limitation, cash (U.S. currency, foreign currencies and related instruments), and securities (including, without limitation, common and preferred stocks, equity interests and securities, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, and futures contracts) issued, guaranteed, or sponsored by, without limitation, any state, territory, or possession of the United States or the District of Columbia or their political subdivisions, agencies, or instrumentalities, or by the U.S. government, any foreign government, or any agency, instrumentality, or political subdivision thereof, or by any international instrumentality, or by any bank, savings institution, corporation, partnership, limited liability company, trust, or other business entity organized under the laws of the United States (including a registered investment company or any series thereof, subject to the provisions of the 1940 Act) or under foreign laws without regard to whether any such securities mature before or after the possible termination of the Trust; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such property of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

            (c) To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them;

            (d) To elect and remove such officers of the Trust and appoint and terminate such agents of the Trust as they deem appropriate;

            (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or by resolution of the Board, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

            (f) To retain one or more investment advisers, administrators, or transfer agents, with any such sub-service providers as the investment advisers, administrators, or transfer agents shall recommend or retain;

            (g) To provide for the distribution of Interests either through a Principal Underwriter as provided herein or by the Trust itself, or both, and, subject to applicable law, to adopt a distribution plan of any kind;

            (h) To set record dates in the manner provided for herein or in the By-Laws;

            (i) To delegate such authority as they consider desirable to such of their number or to officers, employees or agents of the Trust including, without limitation, the ability to perform actions or execute instruments in the name of the Trust, the name of the Trustees or otherwise as the Trustees may deem necessary, desirable or convenient;

            (j) To sell or exchange any or all of the assets of the Trust, subject to Article XII, Section 3;

            (k) To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and, if necessary, to execute and deliver powers of attorney delegating such power to other persons;

            (l) To establish separate and distinct Series, each with its own defined investment objectives and policies and distinct investment purposes, and with separate Interests representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

            (m) To incur and pay all expenses that in the Trustees' opinion are necessary or incidental to carry out any of the purposes of this Declaration; to pay reasonable compensation to themselves as Trustees from the Trust Property or the assets belonging to any appropriate Series or Class; to pay themselves such compensation for special services, including legal and brokerage services, and such reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series or Class, as they in good faith may deem reasonable; and to fix the compensation of all officers and employees of the Trust;

            (n) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, revenue, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Series or Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

            (o) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

            (p) To make distributions of income and of capital gains to Interestholders in the manner hereinafter provided for;

            (q) To borrow money or other property, issue evidence of indebtedness or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation, subject only to the requirements of the 1940 Act and any other applicable law;

            (r) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then serving, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened;

            (s) To purchase, and pay for out of Trust Property or the assets belonging to any appropriate Series, insurance policies insuring the Interestholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim;

            (t) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Interests; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Interests; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or property of the Trust or of the particular Series with respect to which such Interests are issued;

            (u) To definitively interpret the investment objectives, policies and limitations of the Trust or any Series; and

            (v) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, desirable or convenient to accomplish any purpose or to further any of the foregoing powers, and to take any other action in connection with or incidental to the foregoing business or purposes, objects or powers.

            The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Board or the Trustees. Any action by one or more of the Trustees in their capacity as Trustee(s) shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Board and the Trustees.

            Section 2. Certain Transactions. Except as expressly prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, acting as principal, or have any such dealings with any investment adviser, administrator, principal underwriter or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, or broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE IV
SERIES; CLASSES; INTERESTS

            Section 1. Establishment of Series or Class. The Board may divide the Trust into one or more Series. The Trustees may divide any Series into one or more Classes of Interests. The Initial Trustees shall establish the initial Series and Classes of each Series by written unanimous consent. Each additional Series or division of Series into Classes may be established by any permissible action of the Trustees, including by resolution at a meeting. The Trustees may designate the relative rights and preferences of the Interests of each Series. If a Series is divided into Classes, each Class of a Series shall represent an undivided beneficial interest in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class shall be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Interests and need not issue any Interests. Each Share of a Series shall represent an equal undivided beneficial interest in the net assets of such Series except to the extent affected by expense allocations. Each holder of Interests of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series except to the extent affected by expense allocations. Upon redemption of his or her Interests, such Interestholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class.

            Section 2. Interests. The beneficial interest in the Trust shall be divided into Interests of one or more separate and distinct Series or Classes established by the Trustees. The number of Interests of each Series and Class is unlimited and each Interest shall have a par value (if any) as the Trustees may determine from time to time. All Interests issued hereunder shall be fully paid and nonassessable. Interestholders shall have no preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Interestholder approval, to: (i) issue original or additional Interests at such times and on such terms and conditions as they deem appropriate; (ii) issue fractional Interests and Interests held in the treasury; (iii) establish and change in any manner Interests of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine; (iv) divide or combine the Interests of any Series or Classes into a greater or lesser number; (v) classify or reclassify any unissued Interests of any Series or Classes into one or more Series or Classes of Interests; (vi) abolish and/or liquidate any one or more Series or Classes of Interests; (vii) issue Interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and (viii) take such other action with respect to the Interests as the Trustees may deem desirable. Interests held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Interests. Except as expressly required under the 1940 Act or conferred under other applicable law, Interestholders shall have no right to obtain or inspect any information regarding Interest ownership, and may not obtain or inspect an Interestholder list, except as the Trustees may expressly authorize.

            Section 3. Investment in the Trust. The Trust may accept investments in any Series from any persons and in any form, subject to such limitations or terms as they may from time to time impose. Unless the Board directs otherwise, such investments, subject only to the express requirements of the 1940 Act, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3. Investments in a Series shall be credited to each Interestholder's account in the form of full Interests at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Interests, or (c) determine the Net Asset Value per Share of the initial investment. The Trustees shall have the right to refuse to accept investments, or any investment, in any Series at any time without any cause or reason whatsoever.

            Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees or officers of the Trust between and among one or more Series as the Trustees or officers deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Interestholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees or officers of the Trust between or among any one or more of the Series or Classes in such manner as the Trustees or officers deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series or Classes for all purposes.

            Without limiting the foregoing, but subject to the right of the Trustees or officers of the Trust to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided in this Declaration, none of the debts, liabilities, obligations, expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of a Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of the Delaware Act of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Interestholder or former Interestholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

            Section 5. Ownership and Transfer of Interests. The Trust or Transfer Agent shall maintain a register containing the names and addresses of the Interestholders of each Series and Class thereof, the number of Interests of each Series and Class held by such Interestholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Interestholders of record and the number of Interests held by them from time to time. Interests shall be uncertificated unless expressly authorized by the Trustees. The Trustees may authorize the issuance of certificates representing Interests and adopt rules governing their use. The Trustees may make rules governing the transfer of Interests, whether or not represented by certificates. No Interestholder shall be entitled to payments of distributions nor to any notice given, until it has given its address to such officer or agent as shall keep the register.

            Section 6. Status of Interests; Limitation of Interestholder Liability. Interests shall be deemed to be personal property giving Interestholders only the rights provided in this Declaration. Every Interestholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto. No Interestholder, as such, shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Interestholders, as such, shall have the same limitation of personal liability as is extended to Stockholders of a private corporation for profit organized under The General Corporation Law of the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Interestholder or Trustee or any other Series.

ARTICLE V
DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES,
AND ALLOCATIONS

            Section 1. Book Capital Account Balances. A Book Capital Account shall be maintained for each Interestholder of each Series. With respect to each Series, each Book Capital Account shall be credited with the amounts of consideration paid by the Interestholder to purchase or increase its interest in the Series and with its share of the Series' Net Profits, shall be charged with such Interestholder's share of the Series Net Losses, distributions and withholding taxes (if any) and shall otherwise appropriately reflect transactions of the Series and the Interestholders. No interest shall be paid on any amount of consideration paid to the Trust to purchase or increase Interests.

            (a) The Book Capital Account Balances of Interestholders of each Series shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make such calculations may be delegated to the custodian, fund accountant or any other person as the Trustees may determine;

            (b) Notwithstanding any other provision of this Declaration, the Book Capital Accounts and any related accounts (including without limitation tax capital accounts, gross appreciation [unrealized gains] accounts, and gross depreciation [unrealized loss] accounts of the Interestholders and the Series shall at all times be determined and maintained in compliance with Treasury Department Regulation 1.704-1(b)(2)(iv). The Trustees are authorized to prescribe in their absolute discretion, such policies for the maintenance of such Accounts as they consider comply with requirements of the Code.

            Section 2. Allocation of Net Profits and Net Losses.

            (a) Net Profits and Net Losses of each Series shall be determined and allocated daily as of the close of business to and among Interestholders of that Series in proportion to their respective interest in the Series, determined as of the opening of business on such day.

            (b) Except as otherwise provided in this Section, for each fiscal year, items of income, deduction, gain, loss or credit that are recognized by a Series for tax purposes shall be allocated pursuant to Treasury Department Regulations 1.704-1(b) in such manner as to equitably reflect amounts credited or debited to the Book Capital Account of each Interestholder of that Series for such year. Allocations of such items also shall be made, where appropriate, in accordance with Section 704(c) of the Code and the regulations thereunder, as may be provided in any Policies adopted by the Trustees.

            (c) Expenses of a Series, if any, which are borne by any Interestholder of that Series in its individual capacity shall be specially allocated to that Interestholder;

            (d) Notwithstanding subparagraphs (b) and (c), in the event that any Interestholder of a Series unexpectedly receives any adjustments, allocations or distributions described in Treasury Department Regulations 1.704(b)(2)(ii)(d)(4) through 1.704(b)(2)(ii)(d)(6), items of income (including gross income) and gain of that Series shall be specially allocated to such Interestholder in an amount and manner sufficient to eliminate the deficit balance in the Interestholder's Book Capital Account, 1.704-1(b)(2)(ii)(d) created by such adjustments, allocations or distributions as quickly as possible. Any special allocations of income and gain of a Series pursuant to this subparagraph shall be taken into account in computing subsequent allocations of income and gain of that Series pursuant to this Article, so that the net amount of any items of that Series so allocated and the income, gain, loss, deduction and all other items of that Series allocated to each Interestholder pursuant to this Article shall, to the extent possible, equal the net amount that would have been allocated to each such Interestholder pursuant to the provisions of this Article if such special allocations had not been made.

            Section 3. Power to Modify the Foregoing Procedures. Notwithstanding any other provision of this Article, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustee's judgment, the Trust as a whole), and/or (b) the allocations of the Net Profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Interestholders of any Series as they deem necessary or desirable to enable the Trust or any Series to comply with any provision of the 1940 Act, the Code, or any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE VI
DISTRIBUTIONS AND REDEMPTIONS

            Section 1. Distributions. The Trustees may distribute periodically to the Interestholders of each Series of Interests an amount approximately equal to the net income of that Series, as determined by the Trustees or as they may authorize in their discretion. The Trustees also may distribute from time to time to the Interestholders of any one or more Series an amount equal to all or part of the gain realized on the sale or disposition of the assets of the Series or all or part of the principal of the Trust or Series. The amount and payment of distributions and their form, whether they are in cash, Interests or other Trust Property, shall be determined by the Trustees in their discretion. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All distributions on Interests of a particular Series shall be distributed pro rata to the Interestholders of that Series in proportion to the number of Interests of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Interestholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

            Section 2. Determination of Net Income. In determining the net income of each Series or Class of Interests for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider fairly chargeable and fairly applicable to income for that period or any earlier period. The net income of each Series or Class for any period may be adjusted for amounts included on account of net income in the net asset value of Interests issued or redeemed or repurchased during that period. In determining the net income of a Series or Class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required under such decree.

            Section 3. Redemptions. As required under the 1940 Act, each Shareholder of a Series shall have the right at such times as may be determined by the Trustees to require the Series to redeem all or any part of his or her Interests at a redemption price per Interest equal to the Net Asset Value per Share determined as of such time as the Trustees shall have prescribed by resolution, less any applicable charges or sales loads. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Class or Series under the Securities Act of 1933 and/or the 1940 Act. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interests for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interests issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amounts due and owing by a Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

            Section 4. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Interests of each Series or Class to be determined from time to time in a manner consistent with the 1940 Act. The Trustees may delegate the power and duty to determine Net Asset Value per Interest to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Interests shall be determined separately for each Series or Class as of such times and dates as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day such Exchange is open for trading.

            Section 5. Suspension of Right of Redemption. If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter, Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Interestholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

ARTICLE VII
INTERESTHOLDERS' VOTING POWERS AND MEETINGS

            Section 1. Voting Powers. The Interestholders shall have the right to vote only on matters as expressly required under the 1940 Act or under the law of Delaware applicable to statutory trusts. This Declaration shall not confer any independent right to Interestholders to vote for any matter, including the creation, operation, dissolution, or termination of the Trust. The Interestholders shall have the right to vote on other matters only as the Trustees may consider desirable, and so authorize. To the extent that the 1940 Act or Delaware law is amended by rule, regulation, order, or no-action letter to eliminate or limit Interestholders' right to vote on any specific matter, the Interestholders' right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Trustees or the Interestholders.

            Currently, the 1940 Act requires that Interestholders have the right to vote, under certain circumstances, to: (a) elect Trustees; (b) approve investment advisory agreements and amendments thereto; (c) approve a change in subclassification; (d) approve any change in fundamental investment policies; (e) approve a distribution plan and amendments thereto under Rule 12b-1 of the 1940 Act; and (f) terminate the Trust's independent public accountant. The Interestholders may vote on any additional matter only as the Trustees may consider desirable, and so authorize. Interestholders have the right to call special meetings and vote to remove Trustees but only if and to the extent that the Commission staff takes the position by rule, interpretation or other release that Section 16(c) of the 1940 Act gives them such right.

            On any matter that requires Interestholder approval under the 1940 Act, whether Interestholders are required to vote by Series or Class shall be determined by reference to the express requirements of the 1940 Act. On other matters submitted to a vote of the Interestholders in the discretion of the Trustees, or for which the 1940 Act does not expressly specify the voting procedure, all Interests shall be voted in the aggregate and not by Series or Class unless the Trustees determine otherwise. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy or in any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Interestholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Interests may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission. Until Interests of a Series are issued, as to that Series the Trustees may exercise all rights of Interestholders and may take any action required or permitted to be taken by Interestholders by law, or this Declaration.

            Section 2. Meetings of Interestholders. There shall be no annual Interestholders' meeting unless required by law. The first Interestholders' meeting shall be held to elect Trustees at such time and place as the Trustees designate, unless such action is taken by consent of Interestholders. Special meetings of the Interestholders of any Series or Class may be called by the Trustees. Only if required under Section 16(c) of the 1940 Act, as interpreted by the staff of the Commission, special meetings shall be called by the Trustees upon the written request of Interestholders owning at least ten percent of the Outstanding Interests of the Trust entitled to vote for purposes of removing a Trustee. Interestholders shall be entitled to at least fifteen calendar days notice of any meeting, given as determined by the Trustees.

            A meeting of the Interestholders may be called at any time by the Board, and notice of such meeting shall be given by the Board, any Trustee, the Chairman, or other officer of the Trust. The notice shall specify the place, date and hour of the meeting, and the general nature of the business to be transacted. Meetings of Interestholders shall be held at any place designated by the Board. In the absence of any such designation, Interestholders' meetings shall be held at the principal executive offices of the Trust.

            Section 3. Quorum; Required Vote. One-third of the Outstanding Interests of each Series or Class, or one-third of the Outstanding Interests of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Interestholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any Interestholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Interests represented at the meeting, either in person or by proxy. Any adjourned session of a Interestholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is expressly required by the 1940 Act, if a quorum is present at a meeting, an affirmative vote of a majority of the Outstanding Interests of the Trust voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust. However, if the 1940 Act requires, or this Declaration permits, or the Trustees determine, that Interests be voted on any matter by Series or Classes, then a majority of the Outstanding Interests of that Series or Class (or, if required by law, a Majority Interestholder Vote of that Series or Class) voted in person or by proxy shall decide that matter insofar as that Series or Class is concerned. Interestholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law or this Declaration) of the Outstanding Interests of the Trust or of such Series or Class, as the case may be.

            Section 4. Inspectors of Election. One or more officers may serve as chairman of an Interestholder meeting, and unless otherwise designated by the Board, any officer or the chairman may also serve as inspector(s) of election at the meeting. No formal appointment of inspectors of election is required for any officer or the chairman to:

(a) Determine the number of Interests outstanding and the voting power of each, the Interests represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to Interestholders.

ARTICLE VIII
CONTRACTS WITH SERVICE PROVIDERS

            Section 1. Investment Adviser. The Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers. The Interestholders of the Trust or any Series shall have the right to vote to approve investment advisory contracts to the extent such approval is required under the 1940 Act.

            Section 2. Principal Underwriter. The Trustees may enter into one or more distribution contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Interests by the other party, either directly or through sales agents, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Interests of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Interests, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

            Section 3. Transfer Agency, Accounting, Administration and Other Services. The Trustees, on behalf of the Trust or any Series or Class, may enter into one or more transfer agency, accounting, administration contracts and contracts for such other services necessary or appropriate to carry out the business and affairs of the Trust with any party or parties on terms and conditions acceptable to the Trustees and may authorize any such entity to employ one or more sub-contractors.

            Section 4. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody under arrangements that meet the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into one or more contracts with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub-custodians.

            Section 5. Parties to Contracts with Service Providers. The Trustees may enter into any contract with any entity, even if one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, Interestholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Interestholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair to the Trust and not inconsistent with this Declaration.

            Each contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal.

ARTICLE IX
EXPENSES OF THE TRUST AND SERIES

            Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees, from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Interests; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining their existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Interestholder reports and delivering them to Interestholders; expenses of meetings of Interestholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration or notice fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities incurred by any Trustee or officer of the Trust acting as such in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Trust or the Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Interestholders thereto, for the reimbursement to them of any such expenses or disbursements, or for any losses or liabilities to which they become subject in their capacity as Trustees.

ARTICLE X
LIMITATION OF LIABILITY AND INDEMNIFICATION

            Section 1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future (each a "Covered Person," and collectively the "Covered Persons"), shall be personally liable therefor. Notwithstanding any provision in this Article X, neither the investment adviser, Principal Underwriter or other service providers, nor any officers, employees or other agents of such entities, shall be indemnified pursuant to this Article X, except that dual officers, employees or other agents of the Trust and such entities shall be entitled to indemnification pursuant to this Article X but only to the extent that such officer, employee or other agent was acting in his or her capacity as an officer, employee or agent of the Trust in the conduct that gave rise to the claim for indemnification. No Covered Person shall be liable to the Trust or to any Interestholder for any loss, damage or claim incurred by reason of any act performed or omitted by such Covered Person in good faith on behalf of the Trust, a Series or a Class, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Declaration, except that a Covered Person shall be liable for any loss, damage or claim incurred by reason of such Covered Person's bad faith, gross negligence, willful misconduct or reckless disregard of the duties involved in the conduct of his or her office.

            Section 2. Mandatory Indemnification. (a) Subject only to the express limitations in the 1940 Act, other applicable laws, and sub-paragraph (b) below, the Trust or the appropriate Series shall indemnify each of its Covered Persons to the fullest extent permitted under the 1940 Act and other applicable laws, including, but not limited to, against all liabilities and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred in the settlement thereof.

            As used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, reasonable attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

            (b) Notwithstanding any provision to the contrary contained herein, no Covered Person shall be entitled to indemnification for any liability arising by reason of such Covered Person's willful misfeasance, bad faith, gross negligence, or the reckless disregard of duties owed to the Trust ("disabling conduct").

            (c) No indemnification or advance shall be made under this Article X to the extent such indemnification or advance:

(i) would be inconsistent with a provision of the Declaration, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(ii) would be inconsistent with any condition expressly imposed by a court in a judgment, order, or approval of a settlement.

            (d) Any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that the Covered Person was not liable by reason of disabling conduct by:

(i) a final decision on the merits by a court or other body before whom the proceeding was brought; or

(ii) in the absence of such a decision, by any reasonable and fair means established in accordance with, and subject to the requirements and limitations of, Section 17(h) of the 1940 Act and any interpretation thereunder by the Commission or its staff.

            (e) The rights of indemnification herein provided may be insured against by policies of insurance maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

            (f) To the maximum extent permitted by the 1940 Act and other applicable laws, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Article X shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Article X; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Article X; provided, however, that the Trust shall not be obligated to pay the expenses of any agent acting pursuant to a written contract with the Trust, except to the extent required by such contract.

            (g) Any repeal or modification of this Article X shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, affect any limitation on the liability of any Covered Person in an a manner that would be adverse to such Covered Person or affect any indemnification available to any Covered Person in a manner that would be adverse to such Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

            Section 3. Indemnification of Interestholders. If any Interestholder or former Interestholder of any Series shall be held personally liable solely by reason of his or her being or having been a Interestholder and not because of his or her acts or omissions or for some other reason, the Interestholder or former Interestholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability to the fullest extent permitted under the 1940 Act and other applicable laws. The Trust, on behalf of the affected Series, shall, at its discretion, be entitled to assume the defense of any claim made against such Interestholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

            Section 4. Contractual Modification of Duties. To the extent that, at law or equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust or any Series thereof or to any Interestholder, any such Covered Person acting under this Declaration shall not be liable to the Trust or any Series thereof or to any Interestholder for the Covered Person's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or limit the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

ARTICLE XI
OFFICERS

            Section 1. General. The officers of the Trust shall be a President, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers ("Other Officers") as the Trustees may determine. As specified in Section 7 of Article II, the Trustees may select one or more of their members to be Chairman or Co-Chairmen of the Board, and may, but need not, determine that such Chairman or Co-Chairmen shall be officer(s) of the Trust.

            Section 2. Election, Tenure and Qualifications of Officers. The Trustees shall appoint the President, Treasurer and Secretary of the Trust. The Trustees, President, or Chairman of the Trust may appoint Assistant Treasurers, Assistant Secretaries, or Other Officers. Each officer shall hold office until his or her successor shall have been appointed and qualified or until his or her earlier death, inability to serve, or resignation. Any person may hold more than one office, except that the President and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Trustee or a Interestholder, unless specified otherwise by the Trustees.

            Section 3. Vacancies and Newly Created Offices. The Trustees may create any additional offices as they deem appropriate or desirable. Whenever a vacancy shall occur in any office or if any new office is created, such vacancy or new office may be filled by the Trustees, the President, or the Chairman as described in Section 2 of this Article.

            Section 4. Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The President or Chairman may also remove any Assistant Treasurer, Assistant Secretary, or Other Officer with or without cause. Any officer may resign from office at any time by delivering a written resignation to the Trustees, President, or the Chairman. Unless otherwise specified therein, such resignation shall take effect upon delivery.

            Section 5. President. The President is the principal executive officer of the Trust and shall have the power and responsibility to perform all duties incidental to the office of President, subject to the Trustees' supervision, including, but not limited to, the authority to make, execute, deliver, amend and terminate, in the name and on behalf of the Trust, any and all contracts, agreements, instruments, filings, applications, notices, documents and other writings, except where required by law to be otherwise signed and executed or where the Trustees by resolution expressly delegate specific signing and execution authority to some other officer or agent of the Trust, and shall perform such other duties as from time to time may be assigned by the Board. In the absence of a Chairman, the President shall preside over meetings of the Board, unless the Trustees determine otherwise.

            Section 6. Treasurer and Assistant Treasurers. The Treasurer is the principal financial officer and principal accounting officer of the Trust. As such, the Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees as requested regarding the financial condition of each Series. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall have the power and responsibility to perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, including, but not limited to, the authority to make, execute, deliver, amend and terminate, in the name and on behalf of the Trust, any and all contracts, agreements, instruments, filings, applications, notices, documents and other writings, except where required by law to be otherwise signed and executed or where the Trustees by resolution expressly delegate specific signing and execution authority to some other officer or agent of the Trust, and shall perform such other duties as from time to time may be assigned by the Board.

            Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees, the Chairman, the President or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

            Section 7. Secretary and Assistant Secretaries. The Secretary shall record all resolutions, votes and proceedings of the meetings of Trustees and Interestholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust, unless the Trustees determine otherwise. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust other than those maintained by one or more service providers engaged by the Trust pursuant to the terms of this Declaration. The Secretary shall have the power and responsibility to perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, including, but not limited to, the authority to make, execute, deliver, amend and terminate, in the name and on behalf of the Trust, any and all contracts, agreements, instruments, filings, applications, notices, documents and other writings, except where required by law to be otherwise signed and executed or where the Trustees by resolution expressly delegate specific signing and execution authority to some other officer or agent of the Trust, and shall perform such other duties as from time to time may be assigned by the Board. In the absence of a Chairman or President, the Secretary shall preside over meetings of the Board, unless the Trustees determined otherwise.

            Any Assistant Secretary may perform such duties of the Secretary as the Trustees, the Chairman, the President or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

            Section 8. Authority to Execute and File Applications for Exemptive Relief. The officers of the Trust, including, without limitation, the President, Treasurer, any Assistant Treasurer, Secretary, any Assistant Secretary, or any of them are delegated the authority to prepare, execute and file with the Commission, any and all applications for exemptive orders, and any amendments or supplements thereto, that the officers believe are necessary, desirable or convenient.

            Section 9. Compensation of Officers. Each officer of the Trust may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

            Section 10. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

ARTICLE XII
MISCELLANEOUS

            Section 1. Trustee Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion in accordance with the terms of this Declaration in good faith under the circumstances then prevailing shall be binding upon everyone interested or affected thereby. Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and subject to the provisions of Article X, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

            Section 2. Record Dates. The Trustees may fix in advance a date up to one hundred twenty (120) days before the date of any Interestholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of any other rights, or the date when any change or conversion or exchange of Interests shall go into effect as a record date for the determination of the Interestholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Interests. The Trustees may delegate to one or more Trustees or officers the authority to change, consistent with this section, any record date fixed by the Trustees, provided that any such change is entered into the minute books, and ratified by the Board at its next regular meeting after a change is made.

            Section 3. Dissolution or Termination of a Class, Series or the Trust. (a) The Trust shall have perpetual existence. Notwithstanding the foregoing, the Trustees may, without Interestholder approval (unless the 1940 Act or other applicable law expressly provides otherwise):

                    (i) sell and convey all or substantially all of the assets of the Trust or any Series or Class of a Series to another Class or to another Series or to another entity which is an open-end investment company as defined in the 1940 Act, or is a class or a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or Class of a Series, and which may include interests of or interests in such entity, class or series thereof; or

                    (ii) at any time sell and convey, or convert into money, all or substantially all of the assets of the Trust or any Series or Class of a Series; or

                    (iii) dissolve, liquidate or terminate a Series, a Class of a Series, or the Trust.

            Upon payment or the making of reasonable provision for the payment of all known liabilities of the Trust or any affected Class or Series in either (i) or (ii), by assumption or otherwise, the Trustees may distribute the remaining proceeds or assets (as the case may be) ratably among the Interestholders of the Trust or any affected Class or Series; however, the payment to the Interestholders of any particular Class or Series may be reduced by any fees, expenses or charges allocated to that Series or Class; and may dissolve the Trust or any affected Series or Class of a Series.

            (b) In determining whether to dissolve the Trust, a Series or a Class of a Series, the Trustees may take into account whether continuation of the Trust, Series or Class is in the best interests of the Trust, Series or such Class, or their respective Interestholders as a result of factors or events adversely affecting the ability of the Trust or such Series or Class to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust, Series or Class to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust, Series or Class or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust, Series or Class. If a majority of the Trustees determine that the continuation of the Trust, Series, or Class is not in the best interests of the Trust, such Series or Interestholders, such determination is conclusive and binding upon the Trust, Series, Class and their respective Interestholders.

            (c) Upon completion of the winding up of the affairs of the Trust and the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon dissolution (as defined in the Delaware Act) of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of Trust, which may be signed by any one Trustee, to be filed in accordance with the Delaware Act.

            (d) The dissolution or termination of a Series or a Class shall not affect the existence of the Trust or any other Series or Class. Upon completion of the winding up of the affairs of a terminated Series and the distribution of the assets pursuant to subparagraph (a), the Trustees shall, by Board resolution or other written instrument, record in the Trust's books and records that the Series or Class is terminated.

            Section 4. Reorganization. Unless Interestholder approval is expressly required under the 1940 Act, the Trustees may, without the need of any action or vote of the Interestholders or any other person or entity, (a) cause the Trust to merge or consolidate with or into one or more statutory trusts or other business entities (as defined under the Delaware Act), if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act, or (b) cause the Trust to incorporate under the laws of Delaware.

            Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Declaration or effect the adoption of a new governing Declaration of the Trust if it is the surviving or resulting trust in the merger or consolidation. Any agreement of merger or consolidation or certificates of merger may be signed by any Trustee authorized by resolution of a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

            Section 5. Declaration. The original or a copy of this Declaration and of each amendment hereto or Declaration supplemental shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration and in any such restatements and/or amendment, references to this Declaration, and all expressions like "herein", "hereof" and "hereunder", shall be deemed to refer to this Declaration as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration may be executed in any number of counterparts, originally or by power of attorney, each of which shall be deemed an original.

            Section 6. Derivative Actions. As expressly provided in the Delaware Act, Interestholders have the right to bring a derivative action if they meet the express requirements of Delaware law. However, no derivative action may be brought by Interestholders unless, in addition to any requirements of Delaware law, Interestholders owning not less than one-third of the Outstanding Interests of all Series of the Trust, or of the affected Series or Classes of the Trust, as the case may be, join in the bringing of the derivative action.

            Section 7. Applicable Law. This Declaration and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

            Section 8. Amendments. Because this Declaration does not confer any independent rights to Interestholders not expressly granted under Delaware law or the 1940 Act, this Declaration may be amended without Interestholder approval, and all Interestholders purchase Interests with notice that this Declaration may be so amended unless expressly required under the 1940 Act. The Trustees may, without any Interestholder vote, amend or otherwise supplement this Declaration by making an amendment, a trust instrument supplemental hereto or an amended and restated declaration of trust; provided, that Interestholders shall have the right to vote on any amendment if expressly required under the 1940 Act or other applicable law, or submitted to them by the Trustees in their discretion.

            Section 9. Fiscal Year. The fiscal year of the Trust or specific Series within the Trust shall end on a specific date as determined by the Trustees in this Declaration or by resolution or other written instrument. The Trustees may change the fiscal year of the Trust, or any Series of the Trust without Interestholder approval.

            Section 10. Severability. The provisions of this Declaration are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the applicable regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

            Section 11. Principal Office. The principal office of the Trust shall be located in San Francisco, California, or in such other location as the Trustees may from time to time determine.

            Section 12. Maintenance and Inspection of the Books. The accounting books and records and minutes of proceedings of the Interestholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Except as expressly required under the 1940 Act or conferred under other applicable law, Interestholders shall have no right to obtain or inspect the books of the Trust, or to obtain or inspect any of the other information referenced in Section 3819 of the Delaware Act, except as the Trustees may expressly authorize. The Trustees may authorize that the books of the Trust or any of the other information referenced in Section 3819 of the Delaware Act be provided to or open to inspection by Interestholders under the conditions and regulations that the Trustees deem desirable.

            IN WITNESS WHEREOF, the undersigned, being the Trustees, have executed this Declaration as of the 25th day of November, 2002.

/s/ Robert C. Brown
Robert C. Brown,
as Trustee and not individually

/s/ Thomas S. Goho
Thomas S. Goho
as Trustee and not individually

/s/ Peter G. Gordon
Peter G. Gordon,
as Trustee and not individually

/s/ W. Rodney Hughes
W. Rodney Hughes,
as Trustee and not individually

/s/ Richard M. Leach
Richard M. Leach,
as Trustee and not individually

/s/ J. Tucker Morse
J. Tucker Morse,
as Trustee and not individually

/s/ Timothy J. Penny
Timothy J. Penny,
as Trustee and not individually

/s/ Donald C. Willeke
Donald C. Willeke,
as Trustee and not individually

EX-99.B(d)(2)(ii)

Appendix A

Master Trust Funds
Managed Fixed Income Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio

Approved by the Board of Trustees: October 24, 2000.

Most Recent Approval Date: August 6, 2002.

EX-99.B(d)(2)(iv)

Appendix A

Master Trust Funds
Disciplined Growth Portfolio
Small Cap Value Portfolio

Approved by the Board of Trustees: October 24, 2000 and August 6, 2002.

Most Recent Approval Date: August 6, 2002.

EX-99.B(d)(2)(vi)

Appendix A

Master Trust Portfolios
Large Cap Appreciation Portfolio

Approved by Board of Trustees: May 8, 2001.

Most Recent Annual Approval: August 6, 2002.

EX-99.B(h)(1)

MASTER TRUST ADMINISTRATION
AGREEMENT

Appendix A

Funds of Wells Fargo Master Trust Covered by This Agreement

Fee of 0.15% of average daily net assets on an annual basis: except that no administration fee will be charged to the Master Trust Portfolios, so long as an administration fee is charged to the Gateway Funds of Wells Fargo Funds Trust.
Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Small Cap Basic Value Portfolio
Small Cap Index Portfolio
Small Cap Value Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

Approved by Board of Trustees: October 24, 2000, March 1, 2001, July 25, 2000, May 8, 2001, November 27, 2001, May 7, 2002 and August 6, 2002.

Most Recent Annual Approval Date: #9; August 6, 2002.

The above list of Portfolios is agreed to as of August 6, 2002.

WELLS FARGO MASTER TRUST

By: /s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: /s/ Karla M. Rabusch
Karla M. Rabusch
Senior Vice President, Chief Administrative Officer and Chief Financial Officer

EX-99.B(h)(3)(i)

ACCOUNTING SERVICES AGREEMENT

            THIS AGREEMENT is made as of September 1, 2002 separately by and between each of WELLS FARGO FUNDS TRUST, WELLS FARGO MASTER TRUST and WELLS FARGO VARIABLE TRUST, each a Delaware business trust (referred to collectively as the "Funds" or individually as a "Fund") and PFPC INC., a Massachusetts corporation ("PFPC").

W I T N E S S E T H:

            WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, each Fund wishes to retain PFPC to provide accounting services, and PFPC wishes to furnish such services to each Fund's investment portfolios listed on Exhibit A attached hereto and made a part hereof and as such Exhibit A may be amended from time to time (each, a "Portfolio"); and

            NOW, THEREFORE in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

            1. Definitions as Used in this Agreement.

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c) "Authorized Person" means any officer of a Fund and any other person duly authorized by a Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of a Fund. An Authorized Person's scope of Authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d) "CEA" means the Commodities Exchange Act, as amended

(e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

(f) "SEC" means the Securities and Exchange Commission.

(g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

(h) "Shares" mean the shares of beneficial interest of any series of a Fund or class of a Portfolio.

(i) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC; (ii) instructions sent by an Authorized Person via electronic mail and received by PFPC; or (iii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. Written instructions may be delivered by hand, U.S. mail, express delivery, tested telegram, cable, telex or facsimile sending device.

            2. Appointment. Each Fund hereby appoints PFPC to provide accounting services to each of its Portfolios in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services in accordance with the terms of this Agreement, including the service standards established in this Agreement or a mutually agreed addendum to this Agreement.

            3. Delivery of Documents. Each Fund has provided or, where applicable, will provide PFPC with the following:

(a) at PFPC's request, certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

(b) a copy of the Fund's most recent effective registration statement;

(c) a copy of each Portfolio's advisory agreement or agreements;

(d) a copy of the distribution/underwriting agreement with respect to each class of Shares representing an interest in a Portfolio;

(e) a copy of each additional administration agreement with respect to a Portfolio;

(f) a copy of each distribution and/or shareholder servicing plan and agreement made in respect of the Fund or a Portfolio; and

(g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

            4. Compliance with Government Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by any Fund or any other entity, except for any entity to which PFPC delegates or assigns duties to be performed under this Agreement in accordance with Section 19.

            5. Instructions.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instructions or Written Instruction received hereunder is not in any way inconsistent with the provisions of the organizational documents of each Fund or this Agreement or of any vote, resolution or proceeding of the relevant Fund's Board of Trustees or of the Portfolio's shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c) Each Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

            6. Right to Receive Advice.

(a) Advice of a Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the relevant Fund.

(b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for a Fund, a Fund's investment adviser or PFPC, at the option of PFPC). Notwithstanding the foregoing, PFPC may seek advice of Fund counsel only if PFPC first obtains the Fund's prior approval. The parties agree to use good faith efforts to properly allocate the expense of any such counsel fees between the parties.

(c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from a Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel provided that PFPC provides reasonable prior written notice to the Fund. The Fund shall, upon receipt of such notice, promptly and timely notify PFPC in writing of its objection, if any, to any actions or any omissions to act PFPC proposes to take pursuant to counsel's advice. In the event where a Fund has timely notified PFPC in writing of its objection, PFPC and the Fund each shall promptly consult in good faith to reach agreement on the actions or omissions that are the subject of the Fund's objection. In the event where, after such consultations, PFPC and the Fund are unable to agree on the actions or omissions in question, PFPC shall, at the Fund's expense, consult independent counsel reasonably acceptable to the Fund, and may follow and rely upon the advice of such independent counsel.

(d) Protection of PFPC. PFPC shall be indemnified, defended and held harmless by each Fund for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of a Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions, provided that in carrying out any such action PFPC has not acted with willful misfeasance, bad faith, negligence or reckless disregard of its duties hereunder. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

            7. Records; Visits.

(a) Notwithstanding anything herein to the contrary, the books and records pertaining to the Funds and their Portfolios which are in the possession or under the control of PFPC shall be the property of the respective Funds. Such books and records shall be prepared and maintained as required under the 1940 Act and other applicable Securities Laws. The Funds and their Authorized Persons, and employees and agents of the SEC or other governmental authorities with the approval of the Funds, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records in the form reasonably requested, shall be provided by PFPC to the Fund or to an Authorized Person or to employees and agents of the SEC or other governmental authorities at the Fund's expense. Any such books and records may be maintained in electronic format if permissible under the Securities Laws and SEC rules and regulations. No records shall be destroyed without the consent of the Funds, except that consent to destroy paper documents may be presumed by PFPC if (i) the Securities Laws no longer require the retention of such records; and (ii) PFPC has not received a request from the Funds to retain all or part of such records (and PFPC expressly agrees to maintain such documents), or transfer all or part of such records to the Funds or a third party designated by the Funds. Any direct out-of-pocket expenses or costs incurred by PFPC to transfer or maintain, pursuant to the Funds' request, records no longer required to be maintained by the Securities Laws will be paid or reimbursed by the applicable Funds.

(b) PFPC shall keep the following records:

(i) all books and records with respect to each Fund's books of account.

(ii) records of each Portfolio's securities transactions.

(iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 under the 1940 Act in connection with the services provided hereunder.

(c) Upon termination of this Agreement with respect to one or more Funds or Portfolios, PFPC shall, at the Funds' reasonable request and in accordance with Written Instructions, deliver the books and records (or copies thereof) of the terminating Funds or Portfolios that are in the possession or under control of PFPC, to the Funds or any other person designated by the Funds.

            8. Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) has been or is independently developed or obtained by the receiving party; or (h) constitutes reports or data required to be maintained under the Securities Laws.

            9. Liaison with Accountants. PFPC shall act as liaison with each Fund's independent public accountants and shall provide to them account analyses, fiscal year summaries, and other audit-related schedules with respect to each of its Portfolios. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that all necessary information within its control is made available to such accountants for the expression of their opinion, as required by the applicable Fund.

            10. PFPC System. PFPC shall retain title to and ownership of any and all data bases (except for Portfolio information contained in data bases), computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Funds.

            11. Disaster Recovery and Business Continuity Plans. PFPC represents that it has in place, and covenants to maintain in place during the term of this Agreement, a reasonable back-up, business continuity and disaster recovery plan ("Plans") that, among other things, requires PFPC to maintain and to be able to readily access back-up files of the Funds' data and records required to be maintained under the Securities Laws at a location other than the site at which PFPC maintains their primary copies of such data and records. At a minimum, PFPC's business continuity plans shall require PFPC to enter into and maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of communication and electronic data processing equipment and addressing personnel requirements. In the event of equipment failures or other events, PFPC shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement, including this section 11.

            12. Compensation. As compensation for service rendered by PFPC during the term of this Agreement, each Fund, on behalf of each of its Portfolios, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

            13. Indemnification. Each Fund, on behalf of each of its Portfolios, agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request of or in reliance on the advice of the Funds, or (b) in accordance with Oral Instructions or Written Instructions, (ii) any action, omission or error by another service provider that amounts to a violation of another service agreement or duty owed to the Funds, Portfolios or shareholders; or (iii) any action or omission by the Fund, its officers or trustees, that amounts to willful misfeasance, bad faith, negligence or breach of fiduciary duty, provided that neither PFPC, nor any of its affiliates, shall be indemnified, and PFPC shall indemnify and hold harmless the Funds, the Portfolios and their affiliates, again any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other Portfolio. The provisions of this Section 13 shall survive termination of this Agreement.

            14. Responsibility of PFPC.

(a) PFPC shall be under no duty hereunder to take any action on behalf of any Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and a Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties, provided, however, that with respect to any activity outside of normal processing PFPC shall not be liable to the Funds, Portfolios or any shareholders of the Portfolios for any action or omission of PFPC in the absence of bad faith, willful misfeasance or gross negligence in the performance or disregard of PFPC's duties or obligations under this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, (i) except to the extent caused by a failure of PFPC to maintain a reasonable disaster recovery and business continuity plan as required under Section 11, PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; interruption; loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by an unaffiliated third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

(c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates, nor the Funds or Portfolios shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party. Notwithstanding this subsection, any monies required to be paid to a Portfolio or shareholders of a Portfolio, or any reprocessing costs required to be expended, pursuant to the Funds' NAV Error Correction Policy, which is included in the Funds' Procedures for the Valuation of Portfolio Securities (the "Valuation Procedures"), shall not be considered consequential, special or indirect losses or damages.

(d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

(e) The provisions of this Section 14 shall survive termination of this Agreement.

            15. Description of Accounting Services on a Continuous Basis. PFPC will perform the following accounting services with respect to each Portfolio:

(i) Journalize investment, capital share and income and expense activities in conformance with generally accepted accounting practice ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws) (the "Code");

(ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser");

(iii) Provide the Trust or Administrator with unadjusted Fund data directly from the portfolio accounting system for any business day and other data reasonably requested for the preparation of the Funds' periodic financial statements;

(iv) Maintain individual ledgers for investment securities;

(v) Maintain historical tax lots for each security;

(vi) Reconcile cash and investment balances with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes daily;

(vii) Update the cash availability throughout the day as required by the Adviser;

(viii) Post to and prepare, daily, the general ledger and trial balance;

(ix) Calculate various contractual expenses (e.g., advisory and custody fees);

(x) Make such adjustment over such periods as instructed by the Administrator deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

(xi) Notify an officer of the Fund of any proposed adjustment to the expense accruals (however PFPC is not responsible for the accuracy of expense budgets prepared by the Fund);

(xii) Control all disbursements and authorize and direct the payment of such disbursements upon Written Instructions;

(xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments in accordance with the Funds' Valuation Procedures;

(xiv) Perform the duties and functions of the Fund Accountant specified in the Funds' Valuation Procedures;

(xv) Report to the Fund and Administrator within 15 days after the end of each calendar month, PFPC's compliance for the prior month with the written service level standards agreed upon from time to time by the Funds and PFPC (the "Service Standards");

(xvi) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

(xvii) Compute net asset value with the frequency prescribed in each Fund's then-current Prospectus and communicate such information to the Funds or other persons as instructed by the Funds;

(xviii) As appropriate, communicate system-generated SEC and money market 7-day yields to the Funds or other persons as instructed by the Funds; and

(xix) PFPC shall provide to the Fund the DataPath internet access services as set forth on Exhibit B attached hereto and made a part hereof.

            16. Duration and Termination.

(a) Initial Term and Renewal Terms. This Agreement shall expire on December 31, 2005 unless earlier terminated as provided below. Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms ("Renewal Terms"). Either party may terminate the Agreement effective at the end of the Initial Term or any Renewal Term by providing written notice to the other of its intent not to renew. Such notice must be received not later than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term. If this Agreement is terminated with respect to less than all of the Funds or Portfolios, this Agreement shall remain in full force and effect with respect to the remaining Funds or Portfolios.

(b) Termination for Cause by the Funds. The Funds may terminate this Agreement for cause in the event that: (i) PFPC, its employees or agents fail or becomes unable to materially perform the services under the Agreement, including material failure of its operations capability for any reason other than the actions of the Funds, unaffiliated third parties or as provided in Section 11 herein; or (ii) during the Initial Term or any Renewal Term, PFPC fails to meet the service standards established in this Agreement or an Addendum for (A) a period of four (4) consecutive months or (B) any six (6) months in a twelve (12) month period.

(c) Default and Cure. If either of the parties to this Agreement defaults in the performance of its duties or obligations under this Agreement, and such default has a material effect on the other party, then the non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure the default within thirty (30) days of receipt of such notice, or within such longer periods as the parties may agree is necessary for such cure. If the defaulting party fails to cure the default within the 30-day cure period (or such other time as agreed to by the parties, then the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party.

(d) Immediate Termination. Either party may terminate this Agreement by written notice to the other party, effective at any time specified therein, in the event that bankruptcy, insolvency, dissolution or liquidation proceedings of any nature are instituted by or against the other party and such proceedings are not discharged within thirty (30) days. Either party may immediately terminate this Agreement if the other party has discontinued all or a significant portion of its business operations.

(e) Partial Termination.

(i) The parties agree that any termination in accordance with this Section 16 may be complete, or may only affect specifically identified Fund(s) or Portfolio(s), at the discretion of the party giving notice of termination

(ii) The Funds may immediately terminate this Agreement, without penalty, as to one or more Portfolio(s) that re liquidated, dissolved, merged or reorganized, into an existing Portfolio of the Fund ("Terminated Fund"), provided that, in the case of a merger or reorganization, the Portfolio into which the Terminated Fund is merged or reorganized is a Portfolio under this Agreement.

(f) Partial or Complete Termination. Notwithstanding Section 16(a), after June 30, 2004, this Agreement may be terminated with respect to any or all Portfolios by the Board(s) if at any time Wells Fargo & Company directly or indirectly acquires, is acquired by, merges, consolidates or otherwise reorganizes with (a "Reorganization") any company and immediately thereafter (i) Wells Fargo & Company or its successor controls or is under common control with any company that provides in the normal course of business the services listed in Section 15, whether generally to the mutual fund industry or only to mutual funds advised or sponsored by its affiliates, or (ii) Wells Fargo & Company or an affiliate of it advises a family of mutual funds for which the services listed in Section 15 are performed by a company not affiliated with Wells Fargo & Company or PFPC. Such termination may be made at any time after the occurrence of the event described in the preceding clauses by the Board on 90 days written notice to PFPC. In the event that the Funds elect to terminate this Agreement pursuant to this Section 16(f) with respect to a Portfolio, the applicable Fund shall pay PFPC a "multiplier" times the greater of (x) the monthly average fees due to PFPC under this Agreement during the last three whole months prior to the Reorganization for providing services to the terminating Portfolio and (y) the monthly average fees paid to PFPC for providing services to the terminating Portfolio during the last three whole months prior to delivery of the notice of termination. For purposes of this clause, the multiplier will equal the number of months remaining on the Initial Term or Renewal Term of this Agreement at the time that PFPC is no longer providing services to the Portfolio under this Agreement divided by three.

(g) Costs When Funds Terminate. Should the Funds exercise their right to terminate pursuant to subsection (b), (c) or (d) of this Section 16, PFPC and the Funds agree that all direct out-of-pocket expenses or costs associated with the movement of records and material will be borne by PFPC.

(h) Costs When PFPC Terminates or the Term Ends. If this Agreement terminates at the end of the term specified in Section 16(a) of this Agreement, or PFPC exercises its right to terminate pursuant to subsections (c) or (d) of this Section 16, or the Funds exercise their right to terminate pursuant to subsection (e) or (f) of this Section 16, the Funds agree that all direct out-of-pocket expenses or costs associated with the movement of records and materials will be borne by the Funds.

            17. Notices. Notices shall be address (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Wells Fargo Fund Trust, Wells Fargo Master Trust, or Wells Fargo Variable Trust, at 525 Market Street, 12th Floor, MAC-A0103-121, San Francisco, CA 94105, Attention: Karla M. Rabusch; or (c) at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, or express delivery, it shall be deemed to have been given on the day it is delivered.

            18. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought, except that a Fund, upon the Fund's creation of a new Portfolio or dissolution of an existing Portfolio, may add such Portfolio(s) to, or delete such Portfolio(s) from, Exhibit A by providing at least thirty (30) days' advance written notice to PFPC. PFPC may reject any proposed additions by written notice within ten (10) business days after receiving written notice of the proposed addition, and the parties agree to periodically re-execute Schedule A to reflect the current list of Portfolios. PFPC may waive the requirement of the provision of the foregoing thirty and ten business day notice periods in its sole discretion.

            19. Delegation; Assignment. PFPC may not assign or delegate its rights and duties hereunder to any wholly- or majority-owned direct or indirect subsidiary of The PNC Financial Services Group, Inc., without prior written notice to and consent of the Funds, which consent shall not be unreasonably withheld (and if the Funds do not respond within 30 days after receipt of the notice provided by PFPC, the Funds' consent may be deemed to be provided) and provided further that: (i) the delegate or (assignee) agrees with PFPC and the Funds to comply with all relevant provisions of this Agreement and the 1940 Act and Securities Laws; and (ii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may reasonably request, and respond to such reasonable questions as the Funds may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). Any other assignment or delegation by PFPC is prohibited without the express written consent of the Funds prior to the assignment or delegation. Any Fund may assign its rights under this Agreement to any successor Fund, provided that PFPC is given notice of the assignment.

            20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

            22. SAS-70 Report. PFPC shall have an audit of its operations performed in accordance with the AICPA's Statement of Auditing Standards No. 70 (SAS-70). PFPC shall send a copy of its SAS-70 report directly to the Funds upon its completion.

            23. Miscellaneous.

(a) Notwithstanding anything in this Agreement to the contrary, each Fund agreement to make any modifications to its registration statement or adopt or modify any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed. The parties agree that a modification to a registration statement simply to add or delete a Portfolio or Class of a Portfolio shall not be construed as materially affecting the obligations or responsibilities of PFPC hereunder.

(b) Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Funds or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(c) This Agreement embodies the entire agreement and understanding between the respective parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Funds or any other person.

(f) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(g) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PFPC INC.

By: /s/ Neal J. Andrews
Name: Neal J. Andrews
Title: Senior Vice President

WELLS FARGO FUNDS TRUST

By: /s/ Karla M. Rabusch
Name: Karla M. Rabusch
Title: Treasurer

WELLS FARGO MASTER TRUST

By: /s/ Karla M. Rabusch
Name: Karla M. Rabusch
Title: Treasurer

WELLS FARGO VARIABLE TRUST

By: /s/ Karla M. Rabusch
Name: Karla M. Rabusch
Title: Treasurer

EXHIBIT A

Portfolios

THIS EXHIBIT A, dated as of the date set forth below, is Exhibit A to that certain Accounting Services Agreement dated as of September 1, 2002 between PFPC Inc. and each of WELLS FARGO FUNDS TRUST, WELLS FARGO MASTER TRUST and WELLS FARGO VARIABLE TRUST.

WELLS FARGO FUNDS TRUST

Names of Portfolios                                                                                           Existing Classes

Effective 10/1/2002

SIFE Specialized Financial Services Fund                                                                  A, B, C

Effective 11/29/2002

High Yield Bond Fund                                                                                               A, B, C

To be Converted from Forum on a Date to be Determined

Asset Allocation Fund                                                                                               A, B, C, Institutional
California Limited Term Tax-Free Fund                                                                     A, C, Institutional
California Tax-Free Fund                                                                                          A, B, C, Institutional
California Tax-Free Money Market Fund                                                                  A, Service
California Tax-Free Money Market Trust                                                                  Single Class
Cash Investment Money Market Fund                                                                       Service, Institutional
Colorado Tax-Free Fund                                                                                          A, B, Institutional
Diversified Bond Fund                                                                                               Institutional
Diversified Equity Fund                                                                                              A, B, C, Institutional
Diversified Small Cap Fund                                                                                        Institutional
Equity Income Fund                                                                                                   A, B, C, Institutional
Equity Index Fund                                                                                                      A, B
Equity Value Fund                                                                                                      A, B, C, Institutional
Government Institutional Money Market Fund                                                             Institutional
Government Money Market Fund                                                                               A, Service
Growth Balanced Fund                                                                                               A, B, C, Institutional
Growth Equity Fund                                                                                                   A, B, C, Institutional
Growth Fund                                                                                                              A, B, Institutional
Income Fund                                                                                                              A, B, Institutional
Income Plus Fund                                                                                                       A, B, C
Index Allocation Fund                                                                                                 A, B, C
Index Fund                                                                                                                 Institutional
Intermediate Government Income Fund                                                                       A, B, C, Institutional
International Equity Fund                                                                                            A, B, C, Institutional
Large Cap Appreciation Fund                                                                                    A, B, C, Institutional
Large Company Growth Fund                                                                                    A, B, C, Institutional
Limited Term Government Income Fund                                                                     A, B, Institutional
Liquidity Reserve Money Market Fund                                                                       Investor
Mid Cap Growth Fund                                                                                               A, B, C
Minnesota Money Market Fund                                                                                  A
Minnesota Tax-Free Fund                                                                                          A, B, Institutional
Moderate Balanced Fund                                                                                           Institutional
Money Market Fund                                                                                                  A, B
Money Market Trust                                                                                                  Single Class
Montgomery Small Cap Fund                                                                                    A, B, C, Institutional
National Limited Term Tax-Free Fund                                                                       Institutional
National Tax-Free Fund                                                                                            A, B, C, Institutional
National Tax-Free Institutional Money Market Fund                                                  Service, Institutional
National Tax-Free Money Market Fund                                                                    A
National Tax-Free Money Market Trust                                                                    Single Class
Nebraska Tax-Free Fund                                                                                          Institutional
Outlook Today Fund                                                                                                A, B, C, Institutional
Outlook 2010 Fund                                                                                                  A, B, C, Institutional
Outlook 2020 Fund                                                                                                  A, B, C, Institutional
Outlook 2030 Fund                                                                                                  A, B, C, Institutional
Outlook 2040 Fund                                                                                                  A, B, C, Institutional
Overland Express Sweep Fund                                                                                 Single Class
Prime Investment                                                                                                       Institutional
Money Market Fund                                                                                                 Institutional
Prime Investment Money Market Fund                                                                      Service
Small Cap Growth Fund                                                                                           A, B, C, Institutional
Small Cap Opportunities Fund                                                                                  Institutional
Small Company Growth Fund                                                                                   Institutional
Small Company Value Fund                                                                                     A, B, C, Institutional
Specialized Health Sciences Fund                                                                             A, B, C
Specialized Technology Fund                                                                                   A, B, C
Stable Income Fund                                                                                                 A, B, Institutional
Strategic Growth Allocation Fund                                                                             Institutional
Strategic Income Fund                                                                                             Institutional
Tactical Maturity Bond Fund                                                                                    Institutional
Treasury Plus Institutional Money Market Fund                                                        Service, Institutional
Treasury Plus Money Market                                                                                   Fund A
WealthBuilder Growth Balanced                                                                              Portfolio Single Class
WealthBuilder Growth and Income                                                                          Portfolio Single Class
WealthBuilder Growth Portfolio                                                                               Single Class
100% Treasury Money Market Fund                                                                      A, Service

To be effective upon Fund Launch:

Inflation-Protected Bond Fund                                                                                A, B, C, Institutional
Montgomery Emerging Markets Focus Fund                                                           A, B, C, Institutional
Montgomery Institutional Emerging Markets Fund                                                   Select Class
Montgomery Short Duration Government Bond Fund                                              A, B, C, Institutional
Montgomery Small Cap Fund                                                                                 A, B, C, Institutional
Montgomery Total Return Bond Fund                                                                     9; 9; 9; 9; A, B, C, Institutional, Select

WELLS FARGO MASTER TRUST

Names of Portfolios Existing Classes

To Be Converted from Forum on a Date to be Determined:

Disciplined Growth Portfolio                                                                                    Single Class
Equity Income Portfolio                                                                                           Single Class
Index Portfolio                                                                                                        Single Class
International Equity Portfolio                                                                                    Single Class
Large Cap Appreciation Portfolio                                                                            Single Class
Large Company Growth Portfolio                                                                            Single Class
Managed Fixed Income Portfolio                                                                             Single Class
Small Cap Basic Value Portfolio                                                                              Single Class
Small Cap Index Portfolio                                                                                        Single Class
Small Company Growth Portfolio                                                                             Single Class
Small Company Value Portfolio                                                                                Single Class
Stable Income Portfolio                                                                                            Single Class
Strategic Value Bond Portfolio                                                                                 Single Class
Tactical Maturity Bond Portfolio                                                                               Single Class

WELLS FARGO VARIABLE TRUST

Names of Portfolios Existing Classes

To be Converted from Forum on a Date to be Determined:

Asset Allocation Fund                                                                                               Single Class
Corporate Bond Fund                                                                                               Single Class
Equity Income Fund                                                                                                  Single Class
Equity Value Fund                                                                                                     Single Class
Growth Fund                                                                                                             Single Class
International Equity Fund                                                                                            Single Class
Large Company Growth Fund                                                                                    Single Class
Money Market Fund Single Class Small Cap Growth Fund                                         Single Class

The parties to this Agreement periodically re-execute Schedule A to reflect the current list of Portfolios.

WELLS FARGO FUNDS TRUST

BY: ______________________

Name: ______________________

Title: ______________________

Re-executed on ___________, 200___

WELLS FARGO MASTER TRUST

BY: ______________________

Name: ______________________

Title: ______________________

Re-executed on ___________, 200___

WELLS FARGO VARIABLE TRUST

BY: ______________________

Name: ______________________

Title: ______________________

Re-executed on ___________, 200___

PFPC INC.

BY: ______________________

Name: ______________________

Title: ______________________

Re-executed on ___________, 200___

EXHIBIT B

PFPC DataPath Access Services

            1. PFPC Services

PFPC shall:

(a) Provide internet access to PFPC DataPath ("DataPath") at www.pfpcdatapath.com or other site operated by PFPC (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods. Types of information to be provided on the Site include: (i) data relating to portfolio securities,.(ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the "Accounting Services");

(b) Supply each of the Authorized Persons ("Users") with a logon ID and Password;

(c) Provide to Users access to the information listed in subsection (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Authorized Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth in Section 12 of the Agreement and will be billed separately;

(d) Utilize a form of encryption that is generally available to the public in the U.S. for standard internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

(e) Monitor the telephone lines involved in providing the Accounting Services and inform the Fund promptly of any malfunctions or service interruptions.

            2. Duties of the Fund and the Users

The Fund and/or the Users, as appropriate, shall:

(a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

(b) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

            3. Standard of Care; Limitations of Liability

(a) The Fund acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Accounting Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Accounting Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care set forth in Section 14 of the Agreement.

(b) Without limiting the generality of the foregoing or limiting the applicability of any other provision of this Exhibit B or the Agreement, including Sections 11, 14(a) and 14(b), PFPC shall not be liable for delays or failures to perform any of the Accounting Services or errors or loss of data occurring by reason of circumstances beyond such party's control, which may include: functions or malfunctions of the internet or telecommunications services, firewalls, encryption systems or security devices.

WELLS FARGO FUNDS

FUND ACCOUNTING SERVICE STANDARDS

Criteria 1: Net Asset Value per Share (NAV) Accuracy-Reporting to Transfer Agent

Number of Accurate NAV's Reported to the Transfer Agent divided by the Total Number of NAV's Required to Report to the Transfer Agent (excluding Money Market
Funds) 99.7%

- "NAV" for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is not accurate if, upon recalculation, the change in the reported extended class NAV is greater than a full penny and, with respect to dividend factors, any revision to previously reported data requires the Transfer Agent to reprocess shareholder account data.

- Numerator and denominator include (i) NAV's affected by non-controllable information and (ii) Feeder funds delayed due to Master Portfolio accounting issues related to non-controllable information.

- Each NAV error is treated as and NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

Criteria 2: NAV Accuracy-Reported to NASDAQ

Number of accurate NAV's Reported to NASDAQ divided by Number of Total NAV's Required to be Reported to NASDAQ (excluding Money Market Funds) 99.7%

- NAV for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is not accurate if, upon recalculation, the NAV difference is greater than a full penny and, with respect to dividend factors, any revision to previously reported data required the Transfer Agent to reprocess shareholder account data

- Numerator and denominator include (i) NAV's affected by non-controllable information and (ii) Feeder funds delayed due to Master Portfolio accounting issues related to non-controllable information.

- Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

Criteria 3: NAV and Dividend Factor Timeliness to Transfer Agent

Number of NAV and Dividend Factor transmissions to Transfer Agent by designated time divided by Required Number of NAV and Dividend Factor transmissions 99.7%

- NAV for this purpose is class net assets divided by class total shares outstanding.

- Designated time is 7:00 p.m. ET.

- Numerator and denominator include (i) NAV's affected by non-controllable information and (ii) Feeder funds delayed due to accounting issues related to Master Portfolio non-controllable information.

Criteria 4: Cash Availability Reporting

Timely Cash Availability Reports ("CAR") to Investment Advisers
Divided by Number of Funds Requiring Cash Availability Reporting 99.7%

Accurate Cash Availability Reports to Investment Advisers
Divided by Number of Funds Requiring Cash Availability Reporting 95%

- Timely CAR means (i) notwithstanding any other clause to the contrary, with respect to any Fund or Master portfolio participating in a "consolidated repurchase agreement," within two hours and fifteen minutes after receipt of final transfer agency capital transaction reporting, (ii) with respect to a stand-alone fund with a single investment adviser, within one half hour of receipt of final transfer agency capital transaction reporting, (iii) with respect to a stand-alone fund with more than one investment adviser, within two hours of receipt of final transfer agency capital transaction reporting, (iv) with respect to a non-money market Master Portfolio within one hour after receipt of final transfer agency capital transaction reporting and (v) with respect to a money market Feeder fund, or Master Portfolio with no more than three relationships, within one half hour after receipt of final transfer agency capital transactions reporting.

- Accurate CAR means errors controllable by PFPC that resulted in an overdraft to a Fund

- Numerator and denominator include (i) funds affected by non-controllable information and (ii) Master Portfolios delayed due to Feeder fund accounting issues related to non-controllable information.

Criteria 5: Monthly Reporting Proof Package Timeliness

Funds for Which Monthly Proofs are Completed by the 15th Calendar Day
Of the Month divided by Number of Funds 95%

- Monthly proof means balance sheet review and monthly reconciliation of portfolio with the Custodian.

- Numerator and denominator include (i) funds affected by non-controllable information and (ii) Feeder funds affected by Master Portfolio non-controllable information.

General Definitions

"Transfer Agent" means Boston Financial Data Services, Inc. and does not include other persons to which PFPC communicates fund information.

The numerator and denominator are calculated daily and the quotient is reported on a cumulative monthly and rolling twelve month basis.

Denominator includes those NAV's for classes of shares that have direct shareholder investment for criteria 1, 2, and 3.

September 1, 2002

WELLS FARGO FUNDS TRUST
WELLS FARGO MASTER TRUST
WELLS FARGO VARIABLE TRUST

Re: Accounting Service Fees

Dear Sir/Madam:

            This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of an Accounting Services Agreement dated September 1, 2002 between each of Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (collectively, the "Funds" and individually a "Fund") and PFPC (the "Agreement") as amended from time to time for services provided on behalf of each of the Fund's investment portfolios ("Portfolios"). Pursuant to Paragraph 12 of the Agreement, and in consideration of the services to be provided to each Portfolio, the Funds will pay PFPC an annual accounting services fee to be calculated daily and paid monthly as set forth below, subject to the following assumptions being in place within one year of the date of this letter:

- Wells Fargo Funds Management will utilize the PFPC data warehouse. to access portfolio information including security positions, transactions, lots and NAV'S.

- PFPC receives automated trade information from investment advisors.

- PFPC receives automated fund share activity from the transfer agent (BFDS).

- PFPC can secure files from the custodian (Wells Fargo Bank Minnesota N.A.) necessary to complete an automated reconciliation of cash and security positions.

If the above processes are not operational within one year, PFPC reserves the right to increase stated fees up to 10%.

Annual Complex Asset Based Fees:

            The following annual fee will be calculated based upon the Portfolios' aggregate average net assets (excluding the Portfolios of the Wells Fargo Master Trust (the "Master Trust") and paid monthly:

.0057% (.57 basis points) for the first $85 billion of aggregate average net assets of the Portfolios; and,

.0025% (.25 basis points) on the aggregate average net assets of the Portfolios in excess of $85 billion.

Annual Base Fee:

            The annual base fee will be $20,000 per feeder, stand-alone and variable trust fund, per year, except that Portfolios of the Master Trust and the Wealthbuilder Funds will not be charged a base fee.

Monthly Multiple Class Fee [1]:

            The monthly multiple class fee per Portfolio will be $500 for each additional class beyond the first class of shares.

[1] This fee will be waived for the existing classes of shares of the existing Portfolios (as set forth in Exhibit A of this letter).

Monthly Multiple Manager Fee:

            The monthly multiple Sub-Advisor fee will not include the first manager but will be calculated and paid monthly for each subsequent manager as follows:

$2,000 for the second Sub-Advisor in each Portfolio;

$1,500 for the third Sub-Advisor in each Portfolio, and
$500 per Sub-Advisor, for each manager beyond the third manager in each Portfolio.

Out-of-Pocket Expenses:

            The Funds will reimburse PFPC for out-of-pocket expenses incurred on a Portfolio's behalf, including, but not limited to, postage, telephone, telex, overnight express charges, deconversion costs, custom development costs, transmission expenses, travel expenses incurred for Board meeting attendance or other travel at the request of the Funds. In addition, out-of-pocket costs will include the costs to obtain independent security market quotes[1], which currently are as follows:

Domestic Bonds	$0.40
Foreign Bonds	$0.55
Money Market Inst.	$0.40
CMO/Asset-backed	$0.80
Municipal Bonds	$0.45
Domestic Equities	$0.05
Foreign Equities	$0.40
Broker obtained quotes	$1.00

[1] These prices will be charged at the CUSIP level daily, and will not be charged for each holding.

Miscellaneous:

            Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees a received by PFPC.

            The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

            If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

Very truly yours,

PFPC INC.

By: /s/ Neal J. Andrews
 Name: Neal J. Andrews
Title: Senior Vice President

Agreed and Accepted:

WELLS FARGO FUNDS TRUST

By: /s/ Karla M. Rabusch
Name: Karla M. Rabusch
Title: Treasurer

WELLS FARGO MASTER TRUST

By: /s/ Karla M. Rabusch
Name: Karla M. Rabusch
Title: Treasurer

WELLS FARGO VARIABLE TRUST

By: /s/ Karla M. Rabusch
Name: Karla M. Rabusch
Title: Treasurer

EXHIBIT A

Portfolios

THIS EXHIBIT A, dated as of October 1, 2002, is Exhibit A to the Fee Letter dated as of September 1, 2002 between PFPC INC. and each of WELLS FARGO FUNDS TRUST, WELLS FARGO MASTER TRUST and WELLS FARGO VARIABLE TRUST.

WELLS FARGO FUNDS TRUST
Names of Portfolios	Existing Classes
Effective 10/1/2002
SIFE Speciailzed Financial Services Fund	A, B, C
To be Converted from Forum on a Date to be Determined
Asset Allocation Fund	A, B, C, Institutional
California Limited Term Tax-Free Fund	A, C, Institutional
California Tax-Free Fund	A, B, C, Institutional
California Tax-Free Money Market Fund	A, Service
California Tax-Free Money Market Trust	Single Class
Cash Investment Money Market Fund	Service, Institutional
Colorado Tax-Free Fund	A, B, Institutional
Diversified Bond Fund	Institutional
Diversified Equity Fund	A, B, C, Institutional
Diversified Small Cap Fund	Institutional
Equity Income Fund	A, B, C, Institutional
Equity Index Fund	A, B, O
Equity Value Fund	A, B, C, Institutional
Government Institutional Money Market Fund	Institutional
Government Money Market Fund	A, Service
Growth Balanced Fund	A, B, C, Institutional
Growth Equity Fund	A, B, C, Institutional
Growth Fund	A, B, Institutional
Income Fund	A, B, Institutional
Income Plus Fund	A, B, C
Index Allocation Fund	A, B, C
Index Fund	Institutional
Intermediate Government Income Fund	A, B, C, Institutional
International Equity Fund	A, B, C, Institutional
Large Cap Appreciation Fund	A, B, C, Institutional
Large Company Growth Fund	A, B, C, Institutional
Limited Term Government Income Fund	A, B, Institutional
Liquidity Reserve Money Market Fund	Investor
Mid Cap Growth Fund	A, B, C
Minnesota Money Market Fund	A
Minnesota Tax-Free Fund	A, B, Institutional
Moderate Balanced Fund	Institutional
Money Market Fund	A, B
Money Market Trust	Single Class
National Limited Term Tax-Free Fund	Institutional
National Tax-Free Fund	A, B, C, Institutional
National Tax-Free Institutional Money Market Fund	Service, Institutional
National Tax-Free Money Market Fund	A
National Tax-Free Money Market Trust	Single Class
Nebraska Tax-Free Fund	Institutional
OTC Growth Fund	O
Outlook Today Fund	A, B, C, Institutional
Outlook 2010 Fund	A, B, C, Institutional
Outlook 2020 Fund	A, B, C, Institutional
Outlook 2030 Fund	A, B, C, Institutional
Outlook 2040 Fund	A, B, C, Institutional
Overland Express Sweep Fund	Single Class
Prime Investment Institutional Money Market Fund	Institutional
Money Market Fund	Institutional
Prime Investment Money Market Fund	Service
Small Cap Growth Fund	A, B, C, Institutional
Small Cap Opportunities Fund	Institutional
Small Company Growth Fund	Institutional
Small Company Value Fund	A, B, C, Institutional
Specialized Health Sciences Fund	A, B, C
Specialized Technology Fund	A, B, C
Stable Income Fund	A, B, Institutional
Strategic Growth Allocation Fund	Institutional
Strategic Income Fund	Institutional
Tactical Maturity Bond Fund	Institutional
Treasury Plus Institutional Money Market Fund	Service, Institutional
Treasury Plus Money Market Fund	A
WealthBuilder Growth Balanced Portfolio	Single Class
WealthBuilder Growth and Income Portfolio	Single Class
WealthBuilder Growth Portfolio	Single Class
100% Treasury Money Market Fund	A, Service

WELLS FARGO MASTER TRUST
Names of Portfolios	Existing Classes
To be Converted from Forum on a Date to be Determined
Disciplined Growth Portfolio	Single Class
Equity Income Portfolio	Single Class
Index Portfolio	Single Class
International Equity Portfolio	Single Class
Large Cap Appreciation Portfolio	Single Class
Large Cap Value Portfolio	Single Class
Large Company Growth Portfolio	Single Class
Managed Fixed Income Portfolio	Single Class
Small Cap Basic Value Portfolio	Single Class
Small Cap Index Portfolio	Single Class
Small Cap Value Portfolio	Single Class
Small Company Growth Portfolio	Single Class
Small Company Value Portfolio	Single Class
Stable Income Portfolio	Single Class
Strategic Value Bond Portfolio	Single Class
Tactical Maturity Bond Portfolio	Single Class

WELLS FARGO VARIABLE TRUST
Names of Portfolios	Existing Classes
To be Converted from Forum on a Date to be Determined
Asset Allocation Fund	Single Class
Corporate Bond Fund	Single Class
Equity Income Fund	Single Class
Equity Value Fund	Single Class
Growth Fund	Single Class
International Equity Fund	Single Class
Large Company Growth Fund	Single Class
Money Market Fund	Single Class
Small Cap Growth Fund	Single Class